EXHIBIT 10.4

MANATRON, INC. EMPLOYEE STOCK OWNERSHIP
AND SALARY DEFERRAL PLAN

(Amended and Restated Effective January 1, 1995)

Warner Norcross & Judd LLP
900 Old Kent Building
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2489

MANATRON, INC. EMPLOYEE STOCK OWNERSHIP
AND SALARY DEFERRAL PLAN

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SCHEDULE A

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TABLE OF DEFINITIONS

Defined Terms

Term	Location

Administrator	8.3
ADP	4.2(b)(ii)(B)
ADP Compensation	4.2(b)(ii)(E)
ADP Contributions	4.2(b)(ii)(D)
ADP Limit	4.2(b)(ii)

Annual Additions	5.7(a)
Annual Compensation Limit	5.1(a)(iii)(B)(1)
Available Employer Stock	9.8(a)
Beneficiary	7.8(a)
Benefit Shares	7.11 (a)

Benefit Starting Date	7.7(e)(ii)
Break in Service	2.1
Code	1.3
Compensation	5.2(a)(iii)(B)
Covered Employment	3.2

Current Obligations	4.6
Deferral Percentage	4.2(b)(ii)(C)
Defined Benefit Dollar Limit	5.9(b)(ii)
Defined Benefit Plan Fraction	5.9(b)
Defined Contribution Dollar Limit	5.7(b)

Defined Contribution Plan Fraction	5.9(a)
Determination Date	14.2(e)
Earliest Distribution Date	7.5(a)(i)
Effective Date	1.4
Elective Contributions	4.2

Elective Contributions Account	5. 1 (a) (ii)
Elective Deferral Limit	4.2(b)(i)(A)
Elective Deferrals	4.2(b)(i)(B)
Eligibility Period	3.1 (d)
Employee	3.1 (a)

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Term	Location

Employer	1. 1 (a)
Employer Contributions	2.2
Employer Stock	5. 1 (a) (i) (C)
Employer Stock Account	5. 1 (a) (i) (A)
Entry Date	3. 1 (b)

ERISA	1.3
ESOP Account	5. 1 (a) (i)
ESOP Contribution	4.6
Excess Contribution	4.2(d)(ii)(A)
Excess Deferral	4.2(d)(i)(A)

Exempt Loan	9.4(d)
Fair Market Value	7.11 (c)(iv)
5% Owner	2.3
HCE Compensation	2.4(b)
Highly Compensated Employee	2.4(a)

Hour of Service	2.5
Investment Manager	8.1(b)(i)(B)
Key Employee	14.2(f)
Leased Employee	3.4
Limitation Year	5.7(f)

Look-Back Year	2.4(a)(i)
Minimum Distribution	7.4
Nonelective Contribution	4.3
Nonelective Contributions Account	5.1 (a)(iii)
Normal Retirement Date	7. 1 (a)

Other Investments Account	5.1(a)(i)(B)
Participant	3.1
Participating Compensation	5.2(a)(iii)(A)
Percentage Limit	5.7(c)
Permissive Aggregation Group	14.2(d)

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Term	Location

Person	2.6
Plan Year	2.7
Present Value of Accrued Benefits	14.2(b)(i)
Pro Rata Portion	9.4(i)
Profit-Sharing Contribution	4.7

Profit-Sharing Contributions Account	5.1(a)(v)
Projected Annual Benefit	5.9(b)(i)
QDRO	7.1(f)
QJSA	7.3(b)(i)(A)
QPSA	7.3(b)(ii)(A)

Qualified Election Period	9. 8 (d)
Qualified Matching Contribution	4.4
Qualified Matching Contributions
Account	5.1 (a)(iv)
Qualified Maternity or
Paternity Absence	2.5(c)(i)
Regulations	1.3

Related Employer	2.8
Required Aggregation Group	14.2(c)
Required Beginning Date	7.5(c)(i).
Rollover Account	5.1 (a)(vi)
Section 415 Compensation	5.7(e)

Securities Acquisition Loan	9.4(e)
Spouse	7.8(b)(ii)
Super Top-Heavy Plan	14.1 (b)
Tender Offer	9.11
Top-Heavy Plan	14.1 (a)

Top-Heavy Ratio	14.2(a)
Top-Heavy Valuation Date	14.2(g)
Total Disability	7. 1 (c)
Transfer Account	5.1 (a)(vii)
Trustee	1.2

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Term	Location

Valuation Date	2.9
Vested Account Balance	6.6(a)
Vesting Period	6.1
Year of Eligibility Service	3.1 (c)
Year of Vesting Service	6.1

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MANATRON, INC. EMPLOYEE STOCK OWNERSHIP
AND SALARY DEFERRAL PLAN

          Manatron, Inc., a Michigan corporation, amends and restates the Manatron, Inc. Employee Stock Ownership and Salary Deferral Plan (formerly the Manatron, Inc. Profit-Sharing and Salary Deferral Plan).

ARTICLE 1

Establishment of Plan and Trust

1.1          Establishment of Plan.

          This defined contribution plan is established by the Employer for the exclusive benefit of eligible Employees and their beneficiaries.

          (a)          Employer. "Employer" means Manatron, Inc. and any other employer that has adopted or later adopts this plan.

          (b)          Plan History. A schedule that states the effective date of this plan and certain amendments may be attached.

          (c)          Adoption by Another Employer. Adoption of this plan by another employer shall be effective as of the date approved and specified in writing by Manatron, Inc. and by the adopting employer. Manatron, Inc. and the adopting employer shall specify any special eligibility rules (including an earlier entry date) or prior service credits for affected employees of the adopting employer. Adoption of this plan by an employer other than Manatron, Inc. shall not create a separate plan.

          For purposes of administration of this plan, "Employer" means only Manatron, Inc.

1.2          Declaration of Trust.

          The "Trustee" (Paul R. Sylvester for the ESOP; and Comerica Bank; or a successor Trustee) declares that plan assets delivered to it will be held in trust and administered under the terms of this plan and trust. The Employer may establish one or more trusts under which plan assets shall be held and invested by one or more Trustees. The trusts are established and shall be operated for the exclusive benefit of Participants and their beneficiaries. The trusts shall not be diverted to other purposes, except that trust assets may be used to pay reasonable expenses of administration.

1.3          Compliance With Law.

          This benefit program is intended to continue a qualified retirement plan and trust under the Internal Revenue Code of 1986 ("Code") and the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, and all Regulations issued under the Code and ERISA ("Regulations").

1.4          Effective Dates of Plan Provisions.

          "Effective Date" of this restated plan means January 1, 1995, unless a provision specifies a different effective date. Each plan provision applies from its effective date until the effective date of an amendment.

1.5          Application to Inactive and Former Participants.

          An amendment to this plan shall apply to former Participants and to Participants not employed in Covered Employment on the effective date of the amendment only if it amends a provision of the plan that continues to apply to those Participants or only to the extent it expressly states that it is applicable. Except as specified in the preceding sentence, if a Participant is not employed in Covered Employment on the effective date of an amendment, the amendment shall not become applicable to the Participant unless the Participant has an Hour of Service in Covered Employment after the effective date of the amendment.

ARTICLE 2

Definitions

          Except for the following general definitions, defined terms are located at or near the first major use of the term in this plan. A table showing the location of all definitions appears immediately after the table of contents. When used as defined, the first letter of each defined term is capitalized.

2.1          Break in Service.

          "Break in Service" means an Employee's failure to complete more than 500 Hours of Service during a 12-consecutive-month period.

2.2          Employer Contributions.

          "Employer Contributions" means ESOP Contributions, Elective Contributions, Nonelective Contributions, Qualified Matching Contributions, and Profit-Sharing Contributions.

2.3          5% Owner.

"5% Owner" means:

          (a)          Corporation. An individual who owns (or is considered to own under Code Section 318) either more than 5% of the outstanding stock of a corporate Employer or Related Employer, or stock possessing more than 5% of the total combined voting power of all stock of a corporate Employer or Related Employer;

          (b)          Partnership. A partner who owns more than 5% of the capital or profits interest in an Employer or Related Employer that is a partnership; or

          (c)          Proprietorship. An Employer or Related Employer that is a sole proprietor.

          Notwithstanding aggregation of the Employer and all Related Employers as required by Code Sections 414(b), (c) and (m), the percentage of ownership for purposes of this definition shall be determined separately for each entity that is an Employer or Related Employer.

2.4          Highly Compensated Employee.

          (a)          Definition. "Highly Compensated Employee" for a Plan Year means any Employee who:

                    (i)          5% Owner. Was a 5% Owner at any time during the current Plan Year or the 12-month period immediately preceding the current Plan Year ("Look-Back Year"); or

                    (ii)          Other. Is described in (A), (B), or (C), and is one of the 100 Employees paid the most compensation during the current Plan Year, or was described in (A), (B), or (C) during the Look-Back Year.

                    (A)          Compensation. Received HCE Compensation in excess of $75,000 (as adjusted under Code Section 415(d));

                    (B)          Top-Paid 20%. Received HCE Compensation in excess of $50,000 (as adjusted under Code Section 415(d)) and was among the top-paid 20% of Employees for the Plan Year when ranked by HCE Compensation; or

                    (C)          Officers. Was an officer and received HCE Compensation in excess of 50% of the defined benefit dollar limit under Code Section 415(b)(1)(A) (as adjusted under Code Section 415(d)) or, if the Employer or a Related Employer has no officer described in the preceding phrase, is the highest paid officer of the Employer or the Related Employer for the Plan Year.

          (b)          HCE Compensation. "HCE Compensation" means Section 415 Compensation plus elective contributions that are excluded from gross income by Code Sections 125, 402(a)(8), 402(h), or 403(b).

          (c)          Determination Rules. The determination of who is a Highly Compensated Employee shall be made under Code Section 414(q) and Regulations, including the following rules:

          (i)          Officers. The number of Employees considered to be officers shall be limited to 50 or, if less, the greater of three Employees or 10% of all Employees.

          (ii)          Top-Paid 20%. The following Employees are excluded before determining the top-paid 20% of Employees:

                    (A)          Age and Service. Employees who have not attained age 21 or completed six months of service by the last day of the current Plan Year or Look-Back Year;

                    (B)          Part-Time/Seasonal. Employees who normally work less than 17 1/2 hours per week or normally work six months or less in any Plan Year;

                    (C)          Nonresident Aliens. Employees who are nonresident aliens receiving no earned income from sources within the United States; and

                    (D)          Collective Bargaining Employees. Employees covered by a collective bargaining agreement if more than 90% of all Employees are covered by a collective bargaining agreement and this plan excludes them.

                    (iii)          Family Aggregation. If, during the current Plan Year or the Look-Back Year, a Participant is a spouse, lineal ancestor or descendant, or spouse of a lineal ancestor or descendant, of a Participant who is either a 5% Owner or a Highly Compensated Employee among the 10 Highly Compensated Employees paid the most compensation for the current Plan Year or Look-Back Year, the Participants shall be treated as one Highly Compensated Employee.

                    (iv)          Former Employees. A former Employee who was a Highly Compensated Employee at termination of employment or at any time after attaining age 55 shall be a Highly Compensated Employee at all times thereafter.

                    (v)          Look-Back Year Election. In accordance with the Regulations, the Employer may elect to designate the calendar year ending with or within a Plan Year as the Look-Back Year for that Plan Year.

2.5          Hour of Service.

          "Hour of Service" means each hour that an Employee is directly or indirectly paid or entitled to be paid by the Employer for the performance of duties during the applicable period. These hours will be credited for the period in which the duties are performed.

          (a)          Back Pay. Hours of Service include each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer. Back pay hours shall be credited to the Employee for the period or periods to which the award or agreement pertains.

          (b)          No Duties Performed. For all purposes under this plan, an Employee shall be credited with the first 501 Hours of Service for which the Employee is directly or indirectly paid or entitled to be paid by the Employer (including back pay) for each single period of absence from work, even if no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military service, or leave of absence, even if employment terminates. However, an Employee is not required to be credited with Hours of Service for periods in which no duties are performed if the Employee is compensated solely as required by worker's compensation, unemployment compensation, or disability insurance laws. Hours described in this subsection (b) shall be credited to the Employee for the period in which payment is made or amounts payable to the Employee become due.

          (c)          Qualified Maternity or Paternity Absence. Only for purposes of determining whether the Employee has a Break in Service, an Employee shall be credited with the first 501 Hours of Service during a Qualified Maternity or Paternity Absence.

                    (i)          Definition. A "Qualified Maternity or Paternity Absence" means an absence from work due to pregnancy of the Employee, birth of a child of the Employee, placement of a child with the Employee in connection with adoption of the child, or caring for a child immediately after the birth or placement of the child with the Employee.

                    (ii)          Credit. If necessary to avoid a Break in Service, Hours of Service shall be credited for the period in which the absence begins. If the hours are not necessary to prevent a Break in Service for that period, the hours shall be credited for the next period. Hours of Service are credited at the rate the Employee normally would have earned Hours of Service. If these hours cannot be determined, the hours shall be credited at the rate of eight hours per day of absence.

          (d)          Military Service. If employment terminates due to active service in the armed forces of the United States, the Employee shall be credited with Hours of Service for the hours the Employee would have been scheduled to work during each month of the period of active service. The Employee must apply for, and be able to resume, employment with the Employer within the time limits established by federal law for protection of veterans' reemployment rights.

          (e)          No Duplication. There shall be no duplication in the crediting of Hours of Service. An Employee shall not be credited with more than one Hour of Service for each hour paid at a premium rate.

          (f)          Non-Covered Employment. Hours of Service earned in employment with the Employer or a Related Employer that is not Covered Employment count toward Years of Eligibility Service and Years of Vesting Service, but not toward determining eligibility for a share of the Employer Contribution.

          (g)          Periods Credited. Generally, Hours of Service shall be credited as provided in Section 2530.200b of the ERISA Regulations. Hours of Service under (b) above shall be credited under the rules of this section and as provided in Section 2530.200b-2(b) of those Regulations. Hours of Service shall be credited to appropriate periods determined under the rules set forth in Section 2530.200b-2(c) of those Regulations.

          (h)          Additional Hours. The Administrator may adopt additional written, uniform, and nondiscriminatory rules that credit more Hours of Service than those required under the rules set forth in this section.

          (i)          Predecessor Plan. If this plan is required to be treated as a continuation of the plan of a predecessor employer under Code Section 414(a), an Employee shall be credited with all Hours of Service credited to the Employee under the predecessor's plan.

          (j)          Equivalency. If an Employee is not paid on an hourly basis and records of hours worked are not maintained, Hours of Service shall be credited at the rate of 10 hours per day for each day that the Employee would be credited with at least one Hour of Service under this section.

2.6          Person.

          "Person" means an individual, committee, proprietorship, partnership, corporation, trust, estate, association, organization, or similar entity.

2.7          Plan Year.

          "Plan Year" means the 12-month period beginning each January 1.

2.8          Related Employer.

          "Related Employer" means (i) each corporation, other than the Employer, that is a member of a controlled group of corporations, as defined in Code Section 414(b), of which the Employer is a member, (ii) each trade or business, other than the Employer, whether or not incorporated, under common control of or with the Employer under Code Section 414(c); (iii) each member, other than the Employer, of an affiliated service group, as defined in Code Section 414(m), of which the Employer is a member; and (iv) any other entity required to be aggregated with the Employer by Regulations under Code Section 414(o). An entity shall not be considered a Related Employer for any purpose under this plan during any period it does not satisfy (i), (ii), (iii), or (iv) in the preceding sentence.

2.9          Valuation Date.

          "Valuation Date" means the last day of the Plan Year and any other date specified as a Valuation Date by the Administrator.

ARTICLE 3

Eligibility to Participate

3.1          Eligibility Requirements.

          The eligibility requirements for participation in this plan are attainment of age 21 and completion of one Year of Eligibility Service. An Employee in Covered Employment shall become a Participant ("Participant") on the first Entry Date following the date the Employee satisfies the eligibility requirements. An Employee who was a Participant in the ATEK Information Services, Inc. Retirement Savings Plan on December 31, 1994, shall continue to participate under the terms of this plan.

          (a)          Employee. "Employee" means an individual who is employed by the Employer or a Related Employer and who receives compensation for personal services to the Employer or Related Employer that is subject to withholding for federal income tax purposes.

          (b)          Entry Date. "Entry Date" means each January 1 and July 1.

          (c)          Year of Eligibility Service. "Year of Eligibility Service" means completion of at least 1,000 Hours of Service during an Eligibility Period. A Year of Eligibility Service is credited only at the end of the Eligibility Period.

          An Employee who is credited with at least 1,000 Hours of Service in both the initial Eligibility Period and the second Eligibility Period (the Plan Year beginning during the initial Eligibility Period) shall be credited with two Years of Eligibility Service.

          (d)          Eligibility Period. The initial "Eligibility Period" means the 12-month period beginning on the date the Employee first has an Hour of Service. For an Employee who has a Break in Service due to termination of employment before completing the eligibility requirements, the initial Eligibility Period begins on the date the Employee has an Hour of Service due to reemployment. The second "Eligibility Period" means the Plan Year beginning within the initial Eligibility Period. Each later Eligibility Period shall coincide with each later Plan Year.

          (e)          Breaks in Service. Breaks in Service under this article shall be determined on the basis of Eligibility Periods.

3.2          Requirement of Covered Employment.

          If an eligible Employee is not employed in Covered Employment on the applicable Entry Date and the Employee's Years of Eligibility Service are not canceled under Section 3.3(b), the Employee shall become a Participant on the first subsequent day on which the Employee has an Hour of Service in Covered Employment.

          "Covered Employment" means all employment with the Employer except employment with a Related Employer that has not adopted this plan, employment as a Leased Employee, employment in a unit of employees covered by a collective bargaining agreement under which the Employer has engaged in good faith negotiations about retirement benefits, or employment as a nonresident alien receiving no earned income from sources within the United States.

3.3          Participation Rules.

          (a)          Termination of Participation. Participation shall terminate upon the earlier of the date the Participant is not an Employee and has been paid the full amount due under this plan, the date of the Participant's death, or the date the Participant's Years of Eligibility Service are canceled under (b) below.

          (b)          Cancellation of Years of Eligibility Service. An Employee's Years of Eligibility Service shall be canceled if the Employee's vested percentage is zero and the Employee has at least five consecutive Breaks in Service.

          (c)          Resumption of Participation. If an Employee's Years of Eligibility Service are canceled under (b) above, the Employee must satisfy the eligibility requirements of Section 3.1 again to participate or to resume participation in this plan. If the Years of Eligibility Service of a former Participant are not canceled, the former Participant shall resume participation immediately upon completion of an Hour of Service in Covered Employment.

3.4          Leased Employee.

          "Leased Employee" means an individual described in and required to be treated as an Employee under Code Sections 414(n) and 414(o) and Regulations.

For purposes of this definition, the Employer or any Related Employer for whom a Leased Employee performs services is referred to as the recipient.

          A Leased Employee under Code Section 414(n) is an individual who is not an Employee (except by reason of this definition) but who performs services for the recipient of a type historically performed by employees in the recipient's business field, pursuant to an agreement between the recipient and a leasing organization, on a full-time basis for at least a one-year period.

          (a)          One-Year Period. For purposes of this definition, a one-year period is the individual's initial 12-month period of performing services for the recipient or any Plan Year beginning during or after that initial 12-month period.

          (b)          Full-Time Basis. An individual is considered to be employed on a full-time basis if the individual completes the lesser of 1,500 Hours of Service or 75% of the median number of Hours of Service credited to Employees who perform similar services for the recipient. If no Employees perform similar services during the current period, the median shall be based on the performance of similar services by Employees during a prior Plan Year. An individual is not considered employed on a full-time basis unless the individual completes at least 1,000 Hours of Service.

          (c)          Conditions. A Leased Employee shall be treated as an Employee unless:

                    (i)          20% of Non-Highly Compensated Work Force. Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force, and

                    (ii)          Covered by Plan Described in Code Section 414(n). The Leased Employee is covered by a money purchase pension plan described in Code Section 414(n) with a nonintegrated employer contribution rate of at least 10% of HCE Compensation, immediate participation, and full and immediate vesting. Immediate participation shall not be required for a Leased Employee who received less than $1,000 in compensation from the leasing organization in each Plan Year during the four-year period ending with the current Plan Year.

          A Leased Employee includes a leased owner or a leased manager determined to be a Leased Employee under Code Section 414(o) and the Regulations.

ARTICLE 4

Contributions, Rollovers,
and Transfers to Plan

4.1          Contributions.

          The following contributions are permitted or required for a Plan Year.

          (a)          Elective Contributions. A Participant shall determine whether to have an Elective Contribution made for the Participant and the amount of the Elective Contribution.

          (b)          Discretionary Employer Contributions. The Employer shall determine the amount of the following discretionary contributions for each Plan Year:

                    (i)          Nonelective Contribution. A Nonelective Contribution;

                    (ii)          Qualified Matching Contribution. A Qualified Matching Contribution;

                    (iii)          ESOP Contribution. An ESOP Contribution; and

                    (iv)          Profit-Sharing Contribution. A Profit-Sharing Contribution.

          The Employer may determine that no discretionary contribution will be made for a Plan Year. A decision by the Employer to make a discretionary contribution is not a commitment or obligation to make any type of contribution for a subsequent Plan Year.

          (c)          Restoration of Forfeiture. When restoration of a forfeiture is required under Article 6 and current forfeitures and trust earnings applied for that purpose are insufficient, the Employer shall contribute the necessary additional amount.

4.2          Elective Contributions.

          A Participant may elect to reduce the Participant's Compensation by pretax pay-roll deductions. The amount shall be a fixed dollar amount or in a percentage, not less than 1% nor more than 15%. The Employer shall contribute a corresponding amount to the trust on behalf of the Participant. Employer Contributions corresponding to a Participant's pretax payroll deductions are "Elective Contributions."

          (a)          Payroll Deductions. The Administrator shall adopt rules for payroll deductions and shall specify any applicable minimum or maximum rates or amounts. Absent specific rules, any election to authorize, modify, suspend, or resume payroll deductions shall be in writing and signed by the Participant and shall be subject to the following:

                    (i)          Timing. The election shall be made within a reasonable time before the election is to be effective.

                    (ii)          When Effective. A Participant may make a new election or change a prior election as of the first day of any calendar quarter. The election shall continue in effect until modified or suspended. A Participant may suspend payroll deductions at any time. The election shall be effective for the first administratively feasible payroll period following the election.

          (b)          Limits on Elective Contributions. Elective Contributions are subject to the following limits:

                    (i)          Elective Deferral Limit. A Participant's Elective Deferrals for a calendar year shall not exceed the Elective Deferral Limit .

                              (A)          Amount of Limit. "Elective Deferral Limit" means $7,000 (the dollar amount under Code Section 402(g)), adjusted under Code Section 415(d) as of the beginning of the calendar year. The limit shall be reduced when required by the hardship withdrawal provisions of Article 7.

                              (B)          Elective Deferrals. "Elective Deferrals" means the Elective Contributions made for the Participant and any other portion of the Participant's income deferred and excluded from current taxation under Code Sections 402(e)(3) (a cash or deferred 401(k) profit-sharing plan); 402(h) (a simplified employee pension plan); or 403(b) (a tax-sheltered annuity). In applying the limit, all of the Participant's Elective Deferrals for the calendar year shall be aggregated.

                    (ii)          ADP Limit. "ADP Limit" means the maximum ADP for Highly Compensated Employees determined as follows:

                              (A)          Amount of Limit. For Plan Years beginning after December 31, 1986, the ADP for Highly Compensated Employees for each Plan Year shall not exceed the greater of:

                                        (1)          125% Limit. 125% of the ADP for all Participants who are not Highly Compensated Employees, or

                                        (2)          200%/2% Limit. 200% of the ADP for all Participants who are not Highly Compensated Employees or, if less, the ADP for all Participants who are not Highly Compensated Employees plus two percentage points.

                              (B)          ADP. "ADP" means the average of the Deferral Percentages determined by dividing the sum of all Deferral Percentages of all eligible Participants in the applicable group by the number of eligible Participants in that group. An eligible Participant is a Participant who is directly or indirectly eligible to make or receive an allocation of an ADP Contribution.

                              (C)          Deferral Percentage. "Deferral Percentage" means a percentage determined by dividing the Participant's ADP Contributions for the Plan Year by the Participant's ADP Compensation. If ADP Contributions are not made for the Participant, the Participant's Deferral Percentage is zero.

                              (D)          ADP Contributions. "ADP Contributions" means the sum of the following for the Plan Year:

                                        (1)          Elective Contributions. Elective Contributions made for the Participant; and

                                        (2)          Other Contributions Treated As Elective Contributions. Qualified Matching and Nonelective Contributions treated as Elective Contributions for a Plan Year to the extent permitted under Regulations Section 1.401(k)(1)(b)(5).

                              (E)          ADP Compensation. "ADP Compensation" means the Employee's compensation for the Plan Year as defined in Code Section 414(s) and Regulations. ADP Compensation is determined only for the portion of the Plan Year that the Employee is a Participant employed in Covered Employment. ADP Compensation shall not exceed the Annual Compensation Limit, adjusted and applied as specified in Section 5.2(a)(iii)(B).

                              (F)          Aggregation With Other Plans. This plan and any plan aggregated with this plan under the plan aggregation rules of Section 4.5 shall be treated as a single plan for testing compliance with the ADP Limit.

                              (G)          Additional Rules. In determining compliance with the ADP Limit, the testing coordination, plan aggregation, family aggregation, correction, and other rules in Section 4.5 apply.

          (c)          Prevention of Excess Deferrals and Excess Contributions. If the Administrator determines that the Elective Deferral Limit or the ADP Limit may be exceeded, the Administrator may reduce or suspend Elective Contributions for individual Highly Compensated Employees as necessary.

          (d)          Correction of Excess Deferral and Excess Contribution.

                    (i)          Excess Deferral. Upon written notification, an Excess Deferral, plus attributable income or loss, shall be distributed to the Participant.

                              (A)          Definition. "Excess Deferral" means a Participant's Elective Deferrals that exceed the Elective Deferral Limit.

                              (B)          Written Notification. If the Excess Deferral for a Participant occurs within one or more plans of the Employer and any Related Employer, the Employer must notify the Trustee of the amount of the Excess Deferral to be distributed from this plan. If the Excess Deferral for a Participant occurs under this plan and one or more plans of unrelated employers, the Participant must notify the Administrator of the amount of the Excess Deferral to be distributed from this plan. The notification should be given no later than February 15 following the calendar year for which the Excess Deferral was contributed. The notification must specify the amount of Excess Deferral to be distributed and contain an acknowledgment that the amount to be distributed exceeds the Elective Deferral Limit.

                              (C)          Time of Distribution. If the written notification is timely, the distribution shall be made by April 15 following receipt of the request. If not, any Excess Deferral shall be retained in this plan and distributed under Article 7.

                              (D)          Application to ADP Limit. An amount distributed to a Highly Compensated Employee to correct an Excess Deferral (whether it occurs under plans of unrelated employers or under a plan or plans of the Employer and any Related Employer) shall be included in determining compliance with the ADP Limit as if not distributed. An amount distributed to a Participant who is not a Highly Compensated Employee to correct an Excess Deferral that occurs within one or more plans of the Employer and any Related Employer shall not be included in determining compliance with the ADP Limit.

                    (ii)          Excess Contribution. An Excess Contribution, plus any attributable income or loss, shall be deducted from each affected Participant's Elective Contributions Account, Qualified Matching Contributions Account, and Nonelective Contributions Account.

                              (A)          Definition. "Excess Contribution" means the ADP Contributions of Highly Compensated Employees that cause the ADP to exceed the ADP Limit, reduced by the amount of any Excess Deferral distributed under (d)(i) above.

                              (B)          Method. Correction of the Excess Contribution first shall be made by deducting the Participant's Elective Contributions that are not eligible to be matched. If further deduction is necessary, it shall be applied proportionately to the Participant's remaining Elective Contributions and Qualified Matching Contributions. Finally, if necessary because the Participant's Elective Contributions and Qualified Matching Contributions have been exhausted, any remaining Excess Contribution shall be deducted from the Participant's Nonelective Contributions.

                              Elective Contributions and Nonelective Contributions deducted to correct an Excess Contribution shall be distributed to the Participant. Qualified Matching Contributions deducted to correct an Excess Contribution shall be treated as a forfeiture as of the date of deduction.

4.3          Nonelective Contribution.

          The Employer may make a Nonelective Contribution for a Plan Year ("Nonelective Contribution") for any or all Participants. The Employer shall determine whether the Nonelective Contribution for a Plan Year shall be contributed for all Participants or only for a nondiscriminatory group of Participants. The Employer may specify a minimum or maximum amount to be contributed for each eligible Participant.

4.4          Qualified Matching Contribution.

          The Employer may make a Qualified Matching Contribution for all or any part of a Plan Year for each Participant credited with Elective Contributions for the applicable portion of the Plan Year ("Qualified Matching Contribution"). The amount of the Qualified Matching Contribution for each eligible Participant may be based on the Participant's Elective Contributions made during the entire Plan Year or, if specified by the Employer, each segment of the Plan Year such as each payroll period or each quarterly period. Qualified Matching Contributions shall not be based on Elective

Contributions that are Excess Deferrals or Excess Contributions. The Employer may specify a minimum or maximum amount to be contributed for each eligible Participant. The Employer shall determine whether the Qualified Matching Contribution for any part of the Plan Year shall be contributed for all Participants or only for a nondiscriminatory group of Participants.

          The amount of the Qualified Matching Contribution shall be 25% of the Elective Contributions made for each eligible Participant up to a maximum Qualified Matching Contribution of 1 1/4% of the Participating Compensation for each eligible Participant for the Plan Year. The Employer shall have the right to change the level of the Qualified Matching Contribution at any time for all or any part of a Plan Year.

4.5          Additional 401(k) Rules.

          The following additional rules apply to the contributions subject to the Elective Deferral and ADP Limits:

          (a)          Deadline for Inclusion in Tests. To be included for testing compliance with the ADP Limit for a Plan Year, contributions must be paid to the trust by the end of the twelfth month after the end of that Plan Year and must be allocated to the Participant's accounts as of a date during the Plan Year.

          (b)          Plan Aggregation Rules.

                    (i)          HCE Required Aggregation. Unless prohibited by the Regulations, if the same Highly Compensated Employee is eligible to participate in two or more plans of the Employer or a Related Employer, the plans shall be treated as a single plan for determining compliance with the ADP Limit. If the plans have different plan years, they shall be treated as a single plan with respect to the plan years ending within the same calendar year.

                    (ii)          Required Aggregation. If this plan and any other qualified retirement plan of the Employer or a Related Employer are required to be treated as a single plan for compliance with Code Section 410(b) (other than Code Section 410(b)(2)(A)(ii)), compliance with the ADP Limit shall be determined as if the plans were a single plan.

                    (iii)          Permissive Aggregation. If this plan and any other qualified retirement plan of the Employer or a Related Employer are treated as a single plan when permitted but not required by Code Section 410(b) and Regulations, the aggregated plans must comply with the ADP Limit and must also meet the requirements of Code Sections 401 (a)(4) and 410(b) as if the plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated permissively only if they have the same plan year.

                    (iv)          Prohibited Aggregation. Plans that may be aggregated under Code Section 410(b) but are not actually aggregated for a Plan Year for purposes of Code Section 410(b) (other than Code Section 410(b)(2)(A)(ii)) may not be aggregated for purposes of compliance with the ADP Limit.

          (c)          Family Aggregation. Family members aggregated under Section 2.4(c)(iii) shall be treated as a single fictitious Highly Compensated Employee for testing compliance with the ADP Limit. The Deferral Percentage for the fictitious Highly Compensated Employee shall be the amount determined by combining the ADP Contributions and combining the ADP Compensation of all family group members. The fictitious Highly Compensated Employee shall represent the entire family group in the ADP test and none of the individual family members or their respective Deferral Percentages shall be separately included in the tests.

          (d)          Order of Correction.

                    (i)          Order. Excess Contributions shall be corrected by reducing the Deferral Percentages of Highly Compensated Employees, beginning with those at the highest Deferral Percentage, to the next lower Deferral Percentage level for Highly Compensated Employees or, if greater, a percentage that results in compliance with the ADP Limit. If further reduction is required to satisfy the ADP Limit, the amount of correction shall be determined by continuing the process until the ADP Limit is not exceeded. The amount by which the Deferral Percentage is reduced shall be deducted from each affected Highly Compensated Employee as specified in Section 4.2(d).

                    (ii)          Family Aggregation Group. The amount of Excess Contributions attributable to the fictitious Highly Compensated Employee shall be allocated among the members of the family aggregation group in proportion to the ADP Contributions combined to determine the Deferral Percentage of the fictitious Highly Compensated Employee.

          (e)          Attributable Income or Loss. Any deduction from a Participant's account to correct or in conjunction with correction of an Excess Deferral or Excess Contribution shall include the attributable income or loss for the applicable period and for the period between the last day of the applicable period and the date of distribution. The applicable period for an Excess Deferral is the calendar year. The applicable period for an Excess Contribution is the Plan Year.

                    (i)          Method of Determination, The Employer may determine the attributable income or loss for the applicable period and for the period between the last day of the applicable period and the date of distribution using any reasonable method that does not result in discrimination under Code Section 401(a)(4). The method must be used consistently for all Participants and for all corrective distributions for the Plan Year and must be the method used for allocating earnings or losses to the Participants' accounts for that year.

                    (ii)          Alternative Method of Determination. If the attributable income or loss is not determined under (i) above, the income or loss shall be determined by multiplying the income or loss attributable to the account from which the correcting deduction is made for the applicable period for which the excess is determined by a fraction. The numerator of the fraction is the excess amount. The denominator is the balance in the account as of the first day of the applicable period, plus contributions allocated as of the last day of the period.

                    In addition, income credited for the period between the last day of the applicable period and the date of distribution shall be equal to 10% of the income determined under the preceding paragraph multiplied by the number of full months between the last day of the applicable period and the date of distribution. A month shall be considered a full month if the payment is made after the 15th day of that month.

          (f)          Ordering of Excess Amounts. Excess Deferrals shall be determined and corrected before Excess Contributions.

          (g)          Allocation of Correction Among Multiple Plans. If the Employer maintains another plan that must be aggregated with this plan for testing compliance with the ADP Limit, the Employer shall specify the plan from which corrections are to be made.

          (h)          Deadline for Correction. To correct an Excess Contribution, a distribution shall be made not later than the last day of the Plan Year after the Plan Year for which the excess was contributed.

          (i)          Taxation of Distribution.

                    (i)          Excess Deferral. The Excess Deferral is included in the Participant's income for the calendar year for which contributed. The attributable income or loss is included for the calendar year of distribution.

                    (ii)          Excess Contribution. If made within the two-and-one-half-month period after the end of the Plan Year for which the excess was contributed, an amount distributed to correct an Excess Contribution shall be included in the Participant's income for the calendar year for which it was contributed. A later distribution to correct an Excess Contribution shall be included in the Participant's income for the calendar year in which it is distributed.

          (j)          Penalties. Distribution of an Excess Deferral or an Excess Contribution does not subject the Participant to the 10% penalty on an early withdrawal under Code Section 72(t). The Employer shall be liable for a 10% excise tax under Code Section 4979 on the Excess Contributions distributed after the two-and-one-half-month period following the end of the Plan Year for which they were contributed.

          (k)          Calendar Year/Taxable Year. The term calendar year with reference to an individual means the taxable year for any individual whose taxable year is not the calendar year.

4.6          ESOP Contribution.

          The Employer may make an "ESOP Contribution" for a Plan Year on behalf of all eligible Employees. Subject to the restrictions of this plan, the ESOP Contribution shall be sufficient to meet the Current Obligations of this plan to the extent the Current Obligations are not paid with cash dividends. To the extent the ESOP Contribution is made in cash, the ESOP Contribution shall be used to repay an Exempt Loan used to purchase Employer Stock for this plan. An ESOP Contribution is not subject to the ADP Limit.

          "Current Obligations" means trust financial obligations arising from an Exempt Loan to the trust, and payable in cash within one year from the date an Employer Contribution is due.

4.7          Profit-Sharing Contribution.

          The Employer may, but shall not be required to, make a Profit-Sharing Contribution for a Plan Year. A "Profit-Sharing Contribution" is an Employer Contribution made at the discretion of the Employer that is not subject to the ADP Limit.

4.8          Limits on Employer Contributions.

          Employer Contributions are subject to the following limits:

          (a)          Deduction. Employer Contributions for a Plan Year shall not exceed the amount allowable as a deduction under Code Section 404. The deduction generally may not exceed 15% of the Section 415 Compensation of all Participants. If there are unused deductible amounts from taxable years beginning before January 1, 1987, the contribution may be increased but shall not exceed the lesser of 15% of the Section 415 Compensation of all Participants plus the unused deductible amount or 25% of the Section 415 Compensation of all Participants. A nondeductible contribution may be subject to a 10% excise tax.

          (b)          Annual Additions. Employer Contributions are subject to the limit on Annual Additions stated in Article 5.

4.9          Return of Employer Contributions.

          (a)          Mistake of Fact. Part or all of any Employer Contribution made by mistake of fact shall be returned to the Employer, upon demand, within one year after payment of the contribution.

          (b)          Nondeductibility. Each Employer Contribution is conditioned on its deductibility under Code Section 404. A nondeductible Employer Contribution shall be returned to the Employer, upon demand, before the due date for the Employers federal income tax return for the taxable year for which the contribution was made. The portion of the contribution to be returned shall not exceed the amount determined to be nondeductible.

          (c)          Amount. The amount that may be returned shall be determined as of the Valuation Date coinciding with or most recently preceding the date of repayment. The amount shall be the excess of the amount contributed over the amount that is deductible or the amount that would have been deductible if the mistake of fact had not occurred. Earnings attributable to the excess amount shall not be returned. Losses attributable to the excess amount shall reduce the amount returned. The amount returned shall not reduce a Participant's account to less than the account balance would have been on the applicable Valuation Date had the excess amount not been contributed.

4.10          Reduction of Employer Contribution for Leased Employees.

          If a Leased Employee becomes a Participant in this plan, any Employer Contribution which would be made for and allocated to the Leased Employee (other than an Elective Contribution) shall be reduced by any contribution made by the leasing organization for the Participant to a qualified retirement plan for services performed by the Leased Employee for the Employer.

4.11          Timing of Contributions.

          Any Employer Contribution (other than an Elective Contribution) shall be paid to the Trustee on or before the date prescribed by law (including extensions) for filing the Employer's federal income tax return for the taxable year. The Employer also shall identify the type and amount of each contribution for a Plan Year by written communication to the Trustee on or before the date final allocations are performed under Article 5. If property other than cash is contributed, the property shall be valued at fair market value at the time of contribution. Any amount withheld from a Participant's Compensation for contribution to this plan shall be paid to the Trustee as soon as administratively feasible after the amounts are withheld from Participants' Compensation and not later than the time described above for filing the Employer's federal income tax return.

4.12          Rollovers and Direct Transfers.

          The Trustee may accept, administer, and distribute an amount that is either a rollover or a direct transfer from another qualified retirement plan.

          (a)          Permitted Transfer. The transfer must be either

                    (i)          Direct Transfer. A direct plan-to-plan transfer of funds held under another qualified retirement plan or trust for a Participant that is not a qualifying rollover, or

                    (ii)          Qualifying Rollover. A rollover amount within the meaning of Code Sections 402(a)(5) or 408(d)(3) that the Participant certifies in writing is a qualifying rollover.

          (b)          Return of Improper Rollover. If a rollover amount is determined not to be a qualifying rollover or constitutes a prohibited transfer, the amount, plus any earnings and minus any losses, shall be distributed to the Participant immediately.

4.13          Multiple Adopting Employer Rules.

          (a)          Allocation Among Participating Employers. The Employer Contribution shall be allocated among the Employers adopting this plan based on the level of ESOP Contributions, Profit-Sharing Contributions, or Qualified Matching Contributions and in proportion to the Participating Compensation and Elective Contributions of the Participants employed by each adopting Employer during the Plan Year for which the contributions are made.

          (b)          Contribution for Member of Affiliated Group of Corporations. If this plan is adopted by more than one corporation and the adopting corporations comprise an affiliated group of corporations, a member or members of the adopting group of corporations may make and deduct contributions, as permitted under Code Section 404, for and on behalf of an adopting member corporation which is unable to or prevented from making a contribution as permitted in Code Section 404.

ARTICLE 5

Allocations

5.1          Accounts.

          The Administrator shall maintain the necessary number of accounts for each Participant. The Administrator shall maintain the accounts described in (a) below:

          (a)          Specific Accounts.

                    (i)          ESOP Account. "ESOP Account" means a separate account for a Participant that is credited with shares of Employer Stock. The ESOP Account shall consist of subaccounts known as Employer Stock Accounts and, if applicable, Other Investments Accounts.

                              (A)          Employer Stock Account. "Employer Stock Account" means the portion of a Participant's ESOP Account that is credited with shares of Employer Stock. There shall be a separate Employer Stock Account for Employer Stock purchased with each Exempt Loan, and a separate Employer Stock Account for Employer Stock purchased by the trust without an Exempt Loan. An Employer Stock Account shall include stock dividends paid on Employer Stock allocated to such account and Employer Stock purchased with cash dividends to the extent those dividends were not used to repay an Exempt Loan or distributed to Participants.

                              (B)          Other Investments Account. "Other Investments Account" means the portion of a Participant's ESOP Account credited with cash or the Participant's share of the net income (or loss) on investments of a permanent nature. An Other Investments Account shall not be required to be maintained unless, and until, investments of a permanent nature, other than Employer Stock, are held in a Participant's ESOP Account.

                              (C)          Employer Stock. "Employer Stock" means Employer securities within the meaning of Code Section 409(l).

                    (ii)          Elective Contributions Account. "Elective Contributions Account" means a separate account for a Participant that is credited with the Elective Contributions made on behalf of the Participant.

                    (iii)          Nonelective Contributions Account. "Nonelective Contributions Account" means a separate account for a Participant that is credited with the Nonelective Contributions allocated to the Participant.

                    (iv)          Qualified Matching Contributions Account. "Qualified Matching Contributions Account" means a separate account for a Participant that is credited with the Qualified Matching Contributions allocated to the Participant.

                    (v)          Profit-Sharing Contributions Account. "Profit-Sharing Contributions Account" means a separate account for a Participant that is credited with the Profit-Sharing Contributions allocated to the Participant.

                    (vi)          Rollover Account. "Rollover Account" means a separate account for a Participant          who has voluntarily rolled over an amount to this plan pursuant to Section 4.12(a)(ii).

                    (vii)          Transfer Account. "Transfer Account" means a separate account for a Participant who involuntarily has had assets directly transferred to this plan on behalf of the Participant pursuant to Section 4.12(a)(i).

          (b)          Accounting Only. Separate accounts shall be maintained for accounting purposes only and shall not require segregated investment of amounts allocated to separate accounts except as specified in Article 9.

          (c)          Consolidation. Separate accounts shall not be required if (i) the separation is not          necessary for compliance with any requirement of the Code, ERISA, and Regulations, (ii) the consolidation would not deprive a Participant of any tax or transfer opportunity, and (iii) the accounts are subject to the same vesting schedule or are fully vested.

5.2          Allocations.

          As of each applicable Valuation Date, the contributions to this plan and/or Employer Stock released under Section 9.4(i) shall be allocated to each Participant's accounts as follows:

          (a)          ESOP Contribution.

                    (i)          Eligibility. A Participant shall be eligible for a share of the ESOP Contribution or Employer Stock allocated as a result of the ESOP Contribution for each Plan Year in which (A) the Participant is employed in Covered Employment on the last day of the Plan Year and completes at least 1,000 Hours of Service, or (B) the Participant's employment terminates on or after the Participant's Normal Retirement Date or due to death or Total Disability. Each Participant with an Employer Stock Account at the payment date for cash dividends (payable with respect to Employer Stock held in the Participant's accounts) shall be eligible for the allocation of cash dividends on that Employer Stock.

                    (ii)          Allocation.

                              (A)          Cash Dividends and Cash Contributions. Subject to (D) below, all cash dividends paid to the trust, plus earnings, with respect to Employer Stock purchased with an Exempt Loan, may be used to pay Current Obligations with respect to the Exempt Loan, or to prepay that Exempt Loan to the extent prepayment would not violate the terms of the Exempt Loan. If cash dividends are not used to pay or prepay an Exempt Loan, the cash dividends shall be treated as plan earnings and allocated in the manner described in (D)(1) below. Subject to (D) below, cash contributions by the Employer, plus earnings, shall be used to pay Current Obligations or to prepay an Exempt Loan to the extent prepayment would not violate the terms of the Exempt Loan. If cash contributions are not used to pay or prepay an Exempt Loan, they shall be allocated in the manner described in (D)(2) below. Employer Stock released for allocation under Section 9.4(i) as a result of the payments made on an Exempt Loan shall be allocated in accordance with (B) below.

                              (B)          Employer Stock. Employer Stock released under Section 9.4(i) shall be allocated as of the end of the Plan Year to the applicable account of each Participant as follows:

                                        (1)          Cash Dividends Value. First, released Employer Stock with respect to an Exempt Loan which has a Fair Market Value equal to the cash dividends paid to the trust (and used to pay or prepay an Exempt Loan) during the Plan Year with respect to Employer Stock allocated to each Participant's applicable Employer Stock Account shall be allocated to that Participant's applicable account.

                                        (2)          Proportionate Allocation. Second, if additional Employer Stock remains to be allocated, released Employer Stock with respect to an Exempt Loan shall be allocated to each Participant's applicable Employer Stock Account in the proportion that the Participating Compensation of each eligible Participant bears to the Participating Compensation of all eligible Participants.

                                        Special Employer Contribution or Employer Stock Release. Notwithstanding any provision of this plan to the contrary, to the extent necessary to meet the required allocation of Employer Stock under (ii)(B)(1) above, the Employer, in its sole discretion, may contribute additional Employer Stock or cash to the trust for purposes of completing such allocation. If sufficient Employer Contributions are not made for such purpose, then additional shares of Employer Stock shall be released under Section 9.4(i) for purposes of completing such allocation.

                              (D)          No Exempt Loan. If this plan has no Exempt Loan with respect to a Participant's Employer Stock Account,

                                        (1)          Cash Dividends. Cash dividends paid with respect to the Participant's Employer Stock Account shall be allocated to the Participant's Other Investments Account;

                                        (2)          Cash Contributions. Cash contributions shall be allocated to eligible Participants' Other Investments Accounts in the proportion described in (B)(2) above; and

                                        (3)          Employer Stock Contributions. Contributions in Employer Stock shall be allocated or eligible Participants' Employer Stock Accounts in the proportion described in (B)(2) above.

                              (E)          Employer Stock Allocation in Numbers of Shares. Allocation of Employer Stock and accountings with respect to Employer Stock Account shall be in numbers of whole and fractional shares.

                    (iii)          Definitions.

                              (A)          Participating Compensation. "Participating Compensation" means the Participant's Compensation for services while a Participant in Covered Employment during the Plan Year.

                              (B)          Compensation. "Compensation" means an Employee's W-2 wages as provided in Regulations under Code Section 415 plus Elective Deferrals and any amount that is excluded from gross income pursuant to Code Section 125.

                                        (1)          Adjusted Annual Compensation Limit. Compensation for any Plan Year may not exceed the Annual Compensation Limit. "Annual Compensation Limit" means $150,000 (as adjusted under Code Section 401(a)(17)(B)).

                                        (2)          Family Aggregation of Most Highly Compensated. One Annual Compensation Limit shall apply in the aggregate to each group consisting of a Participant who is either a 5% Owner or a Highly Compensated Employee among the 10 Highly Compensated Employees paid the most HCE Compensation and that Participant's Spouse and descendants who have not attained age 19 before the end of the Plan Year. The maximum amount of Compensation shall be allocated among the 5% Owner or other Highly Compensated Employee and family members who are Participants in proportion to each individual's Compensation for the Plan Year before application of the limit.

          (b)          Elective Contributions. The Elective Contributions made on behalf of a Participant shall be allocated to the Participant's Elective Contributions Account.

          (c)          Nonelective Contribution. The Nonelective Contribution shall be allocated to the Nonelective Contributions Account of each eligible Participant who would be eligible for a share of the ESOP Contribution. The Nonelective Contribution shall be allocated in the specific dollar amount contributed or in the proportion that the Participating Compensation of the Participant bears to the Participating Compensation of all eligible Participants, subject to any maximum limit specified by the Employer.

          (d)          Qualified Matching Contribution. The Qualified Matching Contribution shall be allocated to the Qualified Matching Contributions Account of each eligible Participant for whom Elective Contributions are made in the amount determined under Article 4.

          Elective Contributions that are Excess Deferrals or Excess Contributions shall not be considered in determining the amount of the Qualified Matching Contribution to be allocated to the Participant for the Plan Year. If a Qualified Matching

Contribution is credited to the Participant before an Excess (Deferral or Excess Contribution is determined for the Plan Year, the portion based on an Excess Deferral or Excess Contribution shall be deducted, with any attributable income or loss, and treated as a forfeiture as of the date of the deduction.

          (e)          Profit-Sharing Contribution. The Profit-Sharing Contribution shall be allocated to the Profit-Sharing Contributions Account of each eligible Participant who would be eligible for a share of the ESOP Contribution. The Profit-Sharing Contribution shall be allocated in the proportion that the Participating Compensation of the Participant bears to the Participating Compensation of all eligible Participants.

          (f)          Restoration of Forfeiture. If a forfeited amount is required to be restored under Article 6, that amount shall be allocated to the account from which the amount was forfeited.

5.3          Stock Dividends on Employer Stock, Stock Splits, Etc.

          Each Participant's Employer Stock Account will be credited with the Participant's share of Employer Stock (including fractional shares) representing (i) stock dividends paid on Employer Stock, (ii) a stock split, or (iii) stock received by the Trustee as a result of a reorganization or other recapitalization of the Employer. However, stock dividends or other Employer Stock received with respect to Employer Stock that is encumbered, or held in a suspense account, pursuant to Section 9.4 shall be added to the encumbrance or suspense account, and shall be released and allocated as provided in Section 9.4 and Section 5.2.

5.4          Forfeitures.

          Forfeitures shall be allocated first to restore any forfeited amounts that are required to be restored under Article 6. Any remaining forfeitures shall be allocated as an additional Employer Contribution.

          (a)          Timing. Forfeitures shall occur as of the dates specified in Articles 4 and 6. Forfeitures that occur during a Plan Year shall be allocated as of the end of that Plan Year.

          (b)          Annual Addition Limitation. Any forfeitures that cannot be allocated under (a) due to the limitation on Annual Additions shall be held and applied pursuant to Section 5.8.

          (c)          Investment Experience. Any forfeiture that occurs during a Plan Year shall not share in the investment experience of the trust for the period from the preceding Valuation Date through the date as of which the forfeiture is allocated.

          (d)          Limitation on Allocation. Forfeitures shall not be allocated to the account of any forfeiting Participant.

5.5          Allocation of Earnings, Losses, and Expenses; Revaluation of Assets.

          (a)          Earnings, Losses, and Expenses. As soon as administratively feasible after each Valuation Date, the Trustee shall credit each Participant's accounts other than Employer Stock Accounts with the proportion of the net earnings of such accounts and of the net gain from the disposition of assets of such accounts since the last Valuation Date, as the balance of each such account bears to the aggregate balances of all such accounts before allocations of contributions and forfeitures; and shall charge each such account with any net loss suffered by the trust since the last Valuation Date, and any expenses paid from the trust since the last Valuation Date, and any expenses paid from the trust, in the same proportion and manner as earnings and gains are credited to those accounts. The Administrator may choose to take into account particular types of contributions after the preceding Valuation Date on a uniform, nondiscriminatory basis. Interest paid under an installment contract for the purchase of Employer Stock or on an Exempt Loan used to purchase Employer Stock shall not be deemed an expense under this provision. Cash dividends payable with respect to Employer Stock held in a Participant's account (other than Employer Stock purchased with an Exempt Loan) shall be allocated to the Participant as specified in Section 5.2.

          (b)          Revaluation of Trust.

                    (i)          Employer Stock. As soon as administratively feasible after each Valuation Date, the Administrator shall determine Fair Market Value of the Employer Stock and shall certify to the Trustee the Fair Market Value. The Trustee shall thereupon adjust its records to reflect Fair Market Value. Determination of Fair Market Value shall be made in good faith and in accordance with this plan and with Regulations under ERISA Section 3(18). For purposes of this provision, Fair Market Value of Employer Stock that is readily tradeable on an established securities market shall be the daily closing price for Employer Stock, as reported on a national securities exchange, as of the last business day coinciding with or immediately preceding the Valuation Date. Fair Market Value of Employer Stock that is not readily tradeable on an established securities market shall be determined annually by an independent appraiser selected by the Administrator, meeting requirements similar to those described in Code Section 170(a)(1), in accordance with Code Section 401(a)(28) and Regulations. The Employer shall cooperate with, and allow access to and furnish relevant information to, the independent appraiser for purposes of performing the valuation of Employer Stock.

                    (ii)          Other Accounts. After the allocations described in (a) above, the Trustee shall revalue, at fair market value, the assets of the trust other than the Employer Stock held in the Employer Stock Accounts. The amount in each account other than the Employer Stock Account shall be adjusted as of the Valuation Date so that the ratio of the adjusted amount in each such account to the total assets of all such accounts equals the ratio of the amount in the account before adjustment to the total assets of all such accounts before adjustment.

          (c)          No Earnings on Distributions. A Participant's accounts shall not be credited with any interest or earnings for the period between the last Valuation Date preceding the date of distribution and the date of distribution.

5.6          Sale or Purchase of Employer Stock.

          Each Participant's Employer Stock Account and Other Investments Account will be adjusted as of the applicable Valuation Date as follows:

          (a)          Sale of Employer Stock. Each Participant's Employer Stock Account will be debited with the Participant's share of Employer Stock (including fractional shares) sold by the trust from that account for any reason. The proceeds received from the sale shall be credited directly to the Participant's Other Investments Account. If unallocated Employer Stock is said, the proceeds, as necessary, shall be used to repay, or prepay, the Exempt Loan by which such stock was purchased. After payment of the Exempt Loan, if additional proceeds from the sale of such Employer Stock remain, the proceeds shall be considered earnings and gains of the trust on ESOP Accounts, and shall be allocated in the proportion that the Employer Stock in the Participant's Employer Stock Account with respect to that Exempt Loan bears to the aggregate Employer Stock in all Participant's Employer Stock Accounts with respect to that Exempt Loan .

          (b)          Purchase of Employer Stock. If the Trustee purchases Employer Stock with cash rather than with the proceeds of an Exempt Loan, each Participants Other Investments Account will be debited with the Participant's share of the purchase price for Employer Stock purchased by the trust, and the shares purchased (including fractional shares) shall be credited directly to the Participant's Employer Stock Account.

5.7          Limitation on Annual Additions.

          The total Annual Additions for a Participant for any Limitation Year shall not exceed the lesser of the Percentage Limit or the Defined Contribution Dollar Limit.

          (a)          Annual Additions. For Limitation Years beginning after December 31, 1986, "Annual Additions" for a Participant for a Limitation Year means the sum of:

                    (i)          Employer Contributions and Forfeitures. The Participant's share of the Employer's contributions and forfeitures;

                    (ii)          After-Tax Employee Contributions. The Participant's after-tax employee contributions;

                    (iii)          Post-Retirement Medical Benefits Account. For purposes of the Defined Contribution Dollar Limit and for Limitation Years beginning after December 31, 1985, amounts allocated to the separate post-retirement medical benefits account of a Key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e);

                    (iv)          Individual Medical Benefit Account. For purposes of the Defined Contribution Dollar Limit, contributions allocated for Limitation Years beginning after March 31, 1984, to an individual medical benefit account in a pension or annuity plan, as defined in Code Section 415(l)(2);

                    (v)          Excess Deferrals. For the Limitation Years during which these amounts were contributed, Excess Deferrals that are not distributed to a Participant by the first April 15th following the end of the Participant's taxable year;

                    (vi)          Excess Contributions and Excess Aggregate Contributions. For the Limitation Years during which these amounts were contributed, Excess Contributions and excess aggregate contributions whether or not distributed to a Participant-, and

                    (vii)          Excess Annual Addition Applied. An excess Annual Addition from the preceding Limitation Year applied to reduce the Employer Contributions for the current Plan Year.

          (b)          Defined Contribution Dollar Limit. For Limitation Years beginning after December 31, 1986, "Defined Contribution Dollar Limit" means $30,000 (or 25% of the defined benefit dollar limit under Code Section 415(b)(1)(A), if greater).

          (c)          Percentage Limit. "Percentage Limit" means 25% of the Participant's Section 415 Compensation from the Employer for the Limitation Year.

          (d)          ESOP Exceptions. If no more than one-third of the Annual Addition under this plan for a Plan Year is allocated to the accounts of Highly Compensated Employees, the following special rules shall apply:

                    (i)          Certain Forfeitures Not Annual Additions. Forfeitures of Employer Stock acquired by this plan with a loan described in Code Section 404(a)(9)(A) and allocated to a Participant's account shall not be deemed an Annual Addition.

                    (ii)          Employer Contribution To Pay Interest Not Annual Addition. The Employer Contribution for a Plan Year deductible under Code Section 404(a)(9)(B) and not allocated to a Participant's account shall not be deemed an Annual Addition.

          (e)          Section 415 Compensation. "Section 415 Compensation" means a Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid to salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances) actually paid (or accrued for Limitation Years beginning before January 1, 1992) and includable in gross income for the Limitation Year.

                    (i)          Exclusions. Section 415 Compensation excludes:

                              (A)          Contributions. Contributions (including Elective Deferrals) to a plan of deferred compensation that are not includable in the Employee's gross income for the taxable year in which contributed, or contributions under a simplified employee pension plan to the extent the contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                              (B)          Nonqualified Stock Option. Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture;

                              (C)          Qualified Stock Option. Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option;

                              (D)          Other Amounts. Other amounts that received special tax benefits (including any amount that is excluded from gross income under Code

Section 125), or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee); and

                              (E)          Adjusted Annual Compensation Limit. Amounts in excess of the Annual Compensation Limit.

                    (ii)          Estimation. Until Section 415 Compensation is actually determinable, the Employer may use a reasonable estimate of Section 415 Compensation. As soon as administratively feasible, actual Section 415 Compensation shall be determined.

          (f)          Limitation Year. "Limitation Year" means the Plan Year.

                    (i)          Change. If the Limitation Year is amended to a different 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

                    (ii)          Short Limitation Year. If a short Limitation Year is created by an amendment, the maximum Annual Addition shall not exceed the Defined Contribution Dollar Limit multiplied by a fraction. The numerator of the fraction is the number of months in the short Limitation Year and the denominator is 12.

          (g)          Related Employer Aggregation. All plans maintained by the Employer and any Related Employer, all contributions under those plans, and Section 415 Compensation from the Employer and any Related Employer shall be aggregated for purposes of applying this section and the remainder of this article.

5.8          Excess Additions.

          (a)          Before Contribution. If the Annual Additions limitation will be exceeded for a Participant, the Employer Contribution for the Plan Year may be reduced before payment to the Trustee to the maximum amount permitted under Section 5.7.

          (b)          After Contribution. If the Annual Additions limitation would be exceeded for a Participant as a result of an allocation of forfeitures, a reasonable error in estimating a Participant's annual Section 415 Compensation, a reasonable error in determining the amount of Elective Deferrals permissible under the limits of Code Section 415, or other facts and circumstances permitted by the Commissioner of Internal Revenue, the excess amount shall be eliminated by.

                    (i)          Elective Contributions. First, returning the Participant's Elective Contributions together with attributable earnings for the Plan Year; and

                    (ii)          Reallocate. Then, reallocating the remaining excess to the accounts of all other Participants for whom the additional allocation would not exceed the Annual Additions limitation.

                              (A)          Suspense Account. If reallocation of the excess would cause ail Participants to exceed the Annual Additions limitation, the remaining excess shall be held in a suspense account.

                              (B)          Reduce Employer Contribution. The amount in the suspense account shall be used to reduce an Employer Contribution for the next Plan Year and shall be allocated before other Annual Additions are allocated.

                              (C)          Plan Termination. If this plan is terminated or contributions to this plan are discontinued while there is a suspense account, the allocation shall be made as of the end of the next Plan Year or, if earlier, as of the date of termination or discontinuance.

                              (D)          No Investment Experience. No investment experience shall be allocated to a suspense account.

          (c)          No Distribution. Excess Annual Additions held in a suspense account may not be distributed to Participants or former Participants.

5.9          Limitation on Total Retirement Benefits.

          If a Participant is, or was, a Participant in both a defined contribution plan and a defined benefit plan maintained by the Employer or a Related Employer, the sum of the Participant's Defined Contribution Plan Fraction and Defined Benefit Plan Fraction may not exceed 1.0 in a Limitation Year.

          (a)          Defined Contribution Plan Fraction. "Defined Contribution Plan Fraction" means a fraction. The numerator of the fraction is the sum of the Annual Additions to the Participant's account under all defined contribution plans (whether or not terminated) maintained by the Employer or a Related Employer for the current and all prior Limitation Years, and the denominator is the sum of the lesser of the following amounts determined for the Limitation Year and each prior Limitation Year of service with the Employer or a Related Employer: (i) 125% of the Defined Contribution Dollar

Limit in effect for each Limitation Year, or (ii) 35% of the Participant's Section 415 Compensation.

          If the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer or a Related Employer that were in existence on May 6, 1986, the numerator of the fraction will be adjusted if the sum of the fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any change in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitations applicable to the first Limitation Year beginning on or after January 1, 1987.

          (b)          Defined Benefit Plan Fraction. "Defined Benefit Plan Fraction" means a fraction. The numerator-of the fraction is the sum of the Participant's Projected Annual Benefits under all defined benefit plans (whether or not terminated) maintained by the Employer or a Related Employer, and the denominator is the lesser of 125% of the Defined Benefit Dollar Limit in effect for the Limitation Year or 140% of the average of the Participant's Section 415 Compensation for the three consecutive calendar years of plan participation that produce the highest average.

          If the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer or a Related Employer that were in existence on May 6, 1986, the denominator of the fraction will not be less than 125% of the sum of the annual benefits under those defined benefit plans that the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any change in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

          (i)          Projected Annual Benefit. "Projected Annual Benefit" means the Participant's annualized accrued benefit at Normal Retirement Date (or current date, if later) determined as if the Participant continued employment and the Participant's Compensation for the Limitation Year and all other relevant factors used to determine such benefit remained constant until Normal Retirement Date (or current date, if later).

                    (ii)          Defined Benefit Dollar Limit. "Defined Benefit Dollar Limit" means the applicable limitation on annual benefits payable at the social security retirement age, including all adjustments, set forth in Code Section 415(b)(1)(A) (as adjusted under Code Section 415(d)). As of January 1, 1995, the Defined Benefit Dollar Limit is $120,000.

          (c)          Benefit Accrual Reduction. If, in a Limitation Year, the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction will exceed 1.0, the rate of benefit accrual under this plan will be reduced so that the sum of the fractions equals 1.0.

          (d)          Application of Limitations. These limitations shall be determined with respect to the aggregate benefits and/or contributions under all plans to which they are applicable with respect to a Participant as provided in the Regulations under Code Section 415 as in effect at the time the limitation is applied.

          (e)          Maximum Limitations. These limitations are intended to be not less than the maximum limitations that apply to a Participant at the time of application under Code Section 415, ERISA Section 2004, Section 235(g) of the Tax Equity and Fiscal Responsibility Act of 1982, Section 1106 of the Tax Reform Act of 1986, any subsequent legislation, and Regulations under the acts, including all effective dates, transitional rules, and alternate limitations contained in those acts and Regulations.

          (f)          1982 Transitional Rule. If a Participant was a participant in at least one defined contribution plan and at least one defined benefit plan maintained by the Employer or a Related Employer that was in existence on July 1, 1982, the numerator of the Defined Contribution Plan Fraction will be adjusted if the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under this section. Under this adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 multiplied by (ii) the denominator of the Defined Contribution Plan Fraction will be permanently subtracted from the numerator of the fraction. This adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1983, and, if necessary, January 1, 1984, if the sum of the fractions exceeds 1.0 due to accruals or Annual Additions that were made before the limitations of this section became effective for any qualified retirement plans of the Employer or a Related Employer, in existence on July 1, 1982.

          (g)          Reduction of Limits. If this plan is determined to be a Super Top-Heavy Plan for a Plan Year, or at the election of the Employer, the words "125% of' shall be deleted from each place they appear in (a) and (b) above.

ARTICLE 6

Determination of Vested Percentage

6.1          Year of Vesting Service.

          An Employee shall be credited with a "Year of Vesting Service" for each Vesting Period in which the Employee completes at least 1,000 Hours of Service, including Vesting Periods before the Employee became a Participant and Vesting Periods before the original effective date of this plan.

          The "Vesting Period" for determining Years of Vesting Service and the existence of Breaks in Service under this article shall be the Plan Year.

6.2          Vested Percentage.

          (a)          100% Vesting. A Participant's vested percentage with respect to the Participant's Elective Contributions Account, Nonelective Contributions Account, Quali fied Matching Contributions Account, Rollover Account, and Transfer Account shall be 100%.

          (b)          Vesting Schedule. A Participant's vested percentage with respect to the Participant's ESOP Account and Profit-Sharing Contributions Account shall be determined as follows:

Years of Vesting Service	Vested Percentage

Less than 3 years	-0-
3 years	20%
4 years	40%
5 years	60%
6 years	80%
7 years or more	100%

          (c)          Normal Retirement Date, Death, or Disability. A Participant's vested percentage with respect to all of the Participant's accounts shall be 100% upon the earlier of the Participant's Normal Retirement Date or the date the Participant's employment terminates due to death or Total Disability.

6.3          Cashout.

          (a)          Partial Vesting. If a Participant's employment terminates and the Participant's entire Vested Account Balance is distributed before the last day of the second Plan Year after the Plan Year during which the Participant's employment terminated, any nonvested amount shall be forfeited as of the date of distribution.

          If the Participant is reemployed by the Employer or a Related Employer before the Participant has five consecutive Breaks in Service and repays the entire amount distributed before the earlier of five years after the date the Participant is reemployed or the date the Participant has five consecutive Breaks in Service, the forfeited amount shall be restored to the Participant's account as of the date of repayment.

          (b)          Zero Vesting. If a Participant's employment terminates and the Participant's vested percentage under Section 6.2(b) is zero, any nonvested amount shall be forfeited as of the date that the Participant's employment terminates. If the former Participant is reemployed by the Employer or a Related Employer before the Participant has five consecutive Breaks in Service, the forfeited amount shall be restored as of the date the Participant is reemployed.

6.4          Five Breaks in Service.

          (a)          Cancellation of Vesting Service. If an Employee whose vested percentage under Section 6.2(b) is zero has five consecutive Breaks in Service, the Participant's Years of Vesting Service credited before the Breaks in Service shall be permanently canceled.

          (b)          Forfeiture of Nonvested Amount. Unless previously forfeited, a Participant's nonvested amount shall be permanently forfeited as of the end of the Vesting Period that includes the Participant's fifth consecutive Break in Service.

6.5          Death After Termination/Lost Recipient.

          (a)          Death After Termination. If a Participant whose vested percentage under Section 6.2(b) is not 100% dies after termination of employment but before the Participant has five consecutive Breaks in Service, the remaining Vested Account Balance shall be distributed pursuant to Article 7. Any nonvested amount that was not forfeited previously shall be forfeited as of the date of the Participant's death.

          (b)          Lost Recipient. If a Person entitled to a payment cannot be located, the Participant's account shall be forfeited as of the date the Administrator certifies to the Trustee that the Person cannot be located. The Participant's Vested Account Balance shall be restored to the Participant's account if the Person entitled to the payment submits a written election of method of payment.

6.6          Vested Account Balance and Nonvested Amount.

          (a)          Vested Amount. "Vested Account Balance" as of the date of determination means the sum of (i) the balances in the Participant's accounts listed under Section 6.2(b) multiplied by the Participant's vested percentage and (ii) the balances in the Participant's accounts listed under Section 6.2(a).

          (b)          Nonvested Amount. The remainder shall be the Participant's nonvested amount.

          (c)          Partial Distribution of Vested Account Balance. If part of the Participant's Vested Account Balance is distributed or reduced for any reason before the Participant's vested percentage is 100%, the remaining amount in the affected account shall be maintained in a separate account. The Participant's vested amount with respect to the separate account is equal to P(AB + (R x D)) - (R x D), where P is the Participant's vested percentage; AB is the separate account balance, after allocations and revaluation, as of the end of the most recent Plan Year; D is the amount of the distribution; and R is a fraction. The numerator of the fraction is AB, and the denominator is the separate account balance remaining immediately after the distribution. If a separate account is maintained, it shall be merged into the Participant's regular account at the end of the Plan Year in which the Participant's vested percentage under Section 6.2(b) becomes 100%.

ARTICLE 7

Distributions

7.1          Distributive Events.

          The following events shall permit distribution.

          (a)          Normal Retirement Date. A Participant's employment terminates at or after the Participant's Normal Retirement Date. "Normal Retirement Date" means the date the Participant attains age 55.

-38/-

          (b)          Death. A Participant dies.

          (c)          Total Disability. A Participant suffers a Total Disability while an Employee. "Total Disability" means total and permanent inability of the Participant due to a physical or mental condition to perform any regular, full-time employment for remuneration or profit. The Administrator may require that one or more physicians (chosen or approved by the Administrator) certify whether or not Total Disability exists. This certification shall be conclusive.

          (d)          Other Termination of Employment. A Participant's employment terminates for any reason. A transfer between Covered Employment and any other employment with the Employer, or a transfer between the Employer and a Related Employer, is not a termination of employment.

          (e)          Attainment of Age 70 1/2. A Participant attains age 70 1/2.

          (f)          QDRO. This plan receives a QDRO and the Administrator directs the Trustee to pay benefits to an alternate payee as set forth in the QDRO.

                    "QDRO" means a qualified domestic relations order, as defined in Code Section 414(p), that is issued by a competent state court and that meets the following conditions:

                    (i)          Alternate Payee. The alternate payee must be the Spouse or former Spouse or a child or other dependent of the Participant.

                    (ii)          Reason for Distribution. The distribution must relate to alimony, support of a child or other dependent, or a division of marital property.

                    (iii)          Contents. The QDRO must contain the name and address of the Participant and the alternate payee, the amount of the distribution or percentage of the Participant's account to be distributed, the Valuation Date as of which the amount or percentage is to be determined, and instructions concerning the timing and method of distribution.

                    (iv)          Restrictions. A QDRO may not require (A) this plan to pay more to the Participant and all alternate payees than the Participants Vested Account Balance; (B) a method, commencement date, or duration of payment not otherwise permitted under this article; and (C) cancellation of the prior rights of another alternate payee.

          (g)          Plan; Termination; Partial Termination. Termination of this plan with respect to all Participants or partial termination with respect to Participants affected by the partial termination.

                    Notwithstanding the above, a Participant's Elective Contributions Account, Nonelective Contributions Account, and Qualified Matching Contributions Account may not be distributed after plan termination if the Employer or Related Employer maintains a successor defined contribution plan as described in Regulations under Code Section 401(k) other than an employee stock ownership plan as defined in Code Sections 4975(e) or 409 or a simplified employee pension as defined in Code Section 408(k).

          (h)          In-Service Withdrawal. A Participant who has attained age 59 1/2 requests a distribution of all or part of any of the Participant's accounts (other than the Participant's ESOP Account). Only one withdrawal under this provision shall be permitted in any 12-month period.

          (i)          Hardship Withdrawal. A Participant requests a hardship withdrawal from the Participant's Elective Contributions Account. A hardship withdrawal must satisfy the following conditions.

                      (i)          Amount. The amount of the withdrawal shall not exceed the amount needed to meet an immediate and heavy financial need. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal. A hardship withdrawal shall not include earnings on the Elective Contributions Account that are credited as of any date after the end of the last Plan Year ending before July 1, 1989.

                      (ii)          Immediate and Heavy Financial Need. The request must establish an unusual financial burden due to immediate and heavy financial needs. Only the purchase of, but not mortgage or other regular payments for, a principal residence for the Participant; tuition and related educational fees for the next 12 months of postsecondary education for the Participant, Spouse, children, or dependents; medical expenses previously incurred or necessary to obtain medical care, of the type that are deductible under Code Section 213(d), for the Participant, Spouse, or dependents; prevention of eviction from, or foreclosure (or forfeiture) of the mortgage, land contract, or other security interest on the Participant's principal residence; or other conditions specified by the Commissioner of Internal Revenue in official pronouncements are immediate and heavy financial needs for purposes of this plan.

                    (iii)          Other Resources. The amount needed to meet the immediate and heavy financial need must not be reasonably available from other resources of the Participant. A Participant shall be deemed to have no other available resources if the Participant has received all distributions from the plan payable without termination of employment and has received all available plan loans. The Participant's right to make Elective Deferrals and after-tax employee contributions under this plan and all other qualified and nonqualified plans maintained by the Employer including stock option, stock purchase, and similar plans, and including a cash or deferred arrangement that is part of a cafeteria plan under Code Section 125 (but not the cafeteria plan itself), but excluding other health and welfare benefit plans, shall be suspended for a period of at least 12 months after the withdrawal.

                    (iv)          Dollar Limit Reduction. If a Participant receives a hardship withdrawal under this provision, the Participant's Elective Contributions for the following calendar year shall not exceed the Participant's Elective Deferral Limit under Section 4.2 and Code Section 402(g) minus the Participant's Elective Contributions for the calendar year in which the Participant received the hardship withdrawal.

          (j)          Additional 401(k) Distributive Events. A Participant's Elective Contributions Account, Nonelective Contributions Account, or Qualified Matching Contributions Account may be distributed on disposition of Employer assets or the disposition of a subsidiary.

                    (i)          Disposition of Assets. Distribution may be made upon disposition by a corporate Employer of substantially all of the assets, within the meaning of Code Section 409(d)(2), used by the Employer in a trade or business if the Participant is employed by the purchasing corporation, the Employer continues to maintain this plan, and the assets were not sold to a Related Employer. Sale of at least 85% of the assets used in the trade or business shall be deemed a sale of substantially all of those assets.

                    (ii)          Disposition of Subsidiary. Distribution may be made upon disposition by a corporate Employer or Related Employer of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an unrelated corporation, if the Employer continues to maintain this plan and the Participant was and continues to be employed by that subsidiary.

          (k)          Withdrawal of Rollover Account. A Participant requests a withdrawal of all or part of the Participant's Rollover Account.

7.2          Valuation for Distribution.

          The Participant's Vested Account Balance shall be determined as of the Valuation Date coinciding with or most recently preceding the date of the distribution. The amount distributed shall not include investment experience for the period from the Valuation Date to the date of distribution. Separate valuations shall be performed for segregated accounts that are commingled for investment and any accounts that are separately invested without commingling. The amount to be distributed shall be reduced by the amount of any distribution or withdrawal during the period from the Valuation Date to the date of distribution. The amount to be distributed shall be reduced at death by the amount of any outstanding loan.

7.3          Methods and Form of Distribution.

          (a)          Method of Distribution/ESOP Account. Distribution of the ESOP Account shall be made in a single payment or, if necessary, in one or more payments within one taxable year of the recipient.

          (b)          Methods of Distribution/Other Accounts. Accounts other than ESOP Accounts shall be distributed as a QJSA if the Participant is living unless the Participant waives the QJSA with the written consent of the Spouse, or as a QPSA if the Participant is deceased unless the Spouse waives the QPSA. If the QJSA or the QPSA is waived, another method of payment may be elected.

                    (i)          QJSA. If the Participant is married when distribution first becomes payable, the Trustee shall apply the Participant's Vested Account Balance to purchase the QJSA specified by the Administrator unless the Participant waives the QJSA. If the Participant is not married when a distribution first becomes payable, the Trustee shall apply the Participant's Vested Account Balance to purchase a life annuity unless the Participant waives the life annuity.

                              (A)          Definition. "QJSA" means the maximum, immediate, nontransferable qualified joint and survivor annuity that can be purchased with the Participant's Vested Account Balance and which provides for equal monthly payments for the life of the Participant with a survivor annuity payable for the life of the Spouse. The terms of the annuity must comply with the distribution requirements and limitations of this plan.

                              (B)          Monthly Payment to Spouse. Each monthly survivor annuity payment to the Spouse shall be at least 50% and not more than 100% of each monthly payment during the life of the Participant. If the Participant fails to elect a specific percentage of the monthly payment to be paid to the Spouse, the percentage shall be 50%.

                    (ii)          QPSA. Upon the death of a married Participant, the Trustee shall apply the Participant's Vested Account Balance to purchase a QPSA unless the Participant waived the QPSA before the Participant died or the Spouse waives the QPSA.

                              (A)          Definition. "QPSA" means the maximum, immediate, nontransferable life annuity that can be purchased with the Participant's Vested Account Balance after the Participant dies. The terms of the QPSA shall comply with the distribution requirements and limitations of this plan.

                              (B)          Monthly Payment. The QPSA shall provide for equal monthly payments for the life of the Spouse.

                    (iii)          Lump Sum. Upon waiver of the QJSA or QPSA, distribution shall be made in a single payment or, if necessary, in one or more payments within one taxable year of the recipient. A lump sum within the meaning of the preceding sentence shall be the only permitted method of distribution for the following:

                              (A)          $3,500 or Less. A distribution when the Participant's Vested Account Balance, including any earlier distribution, is $3,500 or less;

                              (B)          Transfer. A transfer to another plan under (iv) below;

                              (C)          Plan Termination/Partial Termination. Termination of this plan or partial termination of this plan under Section 7.1(g) and Article 12;

                              (D)          QDRO. A distribution pursuant to a QDRO under Section 7.1(f) if the Participant has not attained age 50 ;

                              (E)          In-Service Withdrawals. An in-service withdrawal under Section 7.1(h);

                              (F)          Hardship Withdrawals. A hardship withdrawal under Section 7.1(i);

                              (G)          Additional 401 (k) Distributive Events. A disposition of Employer assets or a disposition of a subsidiary with respect to the Participant's Elective Contributions Account, Nonelective Contributions Account, and Qualified Matching Contributions Account under Section 7.1(j); or

                              (H)          Rollover Account Withdrawal. A withdrawal of all or part of a Rollover Account under Section 7.1 (k).

                    (iv)          Transfers to Another Plan. Upon waiver of the QJSA or QPSA, the Trustee shall transfer the distributee's eligible rollover distribution to the trustee or custodian of an eligible retirement plan for the benefit of the distributee.

                              (A)          Eligible Rollover Distribution. An eligible rollover distribution is a distribution of any portion of the balance to the credit of a distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent that the distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                              (B)          Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. An eligible rollover distribution to the surviving Spouse may be transferred only to an individual retirement account or individual retirement annuity.

                              (C)          Distributee. A distributes includes a Participant or former Participant, the Participant's surviving Spouse, and the Participant's Spouse or former Spouse who is an alternate payee under a QDRO.

                    (v)          Installments. Upon waiver of the QJSA or QPSA, distribution shall be made in installments paid annually, or more frequently if permitted by the Administrator, over an elected period of years not exceeding the life expectancy of the Participant or the joint life expectancy of the Participant and a Beneficiary.

                              (A)          Amount. The amount of the installment payments distributed each calendar year shall be equal to the quotient obtained by dividing the Participant's Vested Account Balance by the remaining number of years in the period. The elected installment payment schedule may be changed, the initial amount distributed may be greater or lesser than subsequent payments, or the remainder may be paid in a lump sum, but a Participant may not elect payments smaller than the Minimum Distribution.

                              (B)          Life Expectancy. Life expectancy, as of the calendar year in which payment begins, shall be determined in the manner described in Section 7.4.

                    (vi)          Other annuity. Upon waiver of the QJSA or QPSA, the Trustee shall apply the Participant's Vested Account Balance to purchase the form of nontransferable annuity selected by the Participant providing benefits over a period not exceeding the life expectancy of the Participant or the joint-life expectancy of the Participant and the Beneficiary.

                    (vii)          Combination. Upon waiver of the QJSA or OPSA, distributions shall be made in a combination of the annuity and either the lump sum or installments.

          (c)          Form of Distribution/Accounts Holding Employer Stock.

                    (i)          Right to Demand Distribution in Employer Stock. A Participant or Beneficiary entitled to a distribution of benefits may demand that the ESOP Account be paid in Employer Stock except that the value of a fractional share may be paid in cash. To the extent the Participant's accounts other than the ESOP Account are invested in Employer Stock, the Participant or Beneficiary may request a distribution of Employer Stock. The distribution of Employer Stock from such accounts shall not exceed the Employer Stock allocated to the Participant as of the date of distribution.

                              (A)          Source of Shares. The Trustee may meet a current distribution obligation by use of the Participant's Employer Stock Account only, by use of the Participant's Other Investments Account to acquire Employer Stock, or by partial use of each account.

                              (B)          Acquisition of Additional Shares. A balance in the Participant's Other Investments Account will be applied to acquire the maximum number of whole shares of Employer Stock, at the then Fair Market Value, as necessary to meet the current distribution obligation to the Participant. Employer Stock to be acquired by use of the Participant's Other Investments Account may be acquired from any source, including the Employer Stock Accounts of all other Participants.

                              (C)          Method of Acquisition From Other Participant's Employer Stock Accounts. If Employer Stock is acquired from the Employer Stock Accounts of all other Participants, the acquisition shall be from all other Participants' Employer Stock Accounts at the then Fair Market Value. The Employer Stock Accounts shall be debited on a reasonable, nondiscriminatory, pro rata basis. The amount applied from the Participant's Other Investments Account to acquire the Employer Stock shall be credited to all other Participants' Other Investments Accounts on the same reasonable, nondiscriminatory, pro rata basis.

                    (ii)          Failure to Demand Payment in Employer Stock. If a Participant or Beneficiary does not demand payment of benefits in Employer Stock, after notification by the Administrator of that right, benefits may be paid in cash, in Employer Stock, or in a combination of both, as directed by the Administrator. If benefits are paid in cash, the amount payable shall be the net proceeds received by the Trustee with respect to the sale of Employer Stock from the Participant's Employer Stock Account, plus the value of the Participant's Other Investments Account.

                    (iii)          Limitation on Election to Receive Distributions in Employer Stock. A Participant may not elect to receive Employer Stock with respect to amounts that were liquidated and reinvested under Section 9.8.

          (d)          Form of Distribution/Other Accounts. Accounts other than accounts in which Employer Stock is held shall be distributed to the Participant or Beneficiary in cash.

7.4          Minimum Distribution.

          The minimum amount that must be distributed for each calendar year beginning with the calendar year in which the Participant attains age 70 1/2 ("Minimum Distribution") shall be at least equal to the quotient obtained by dividing the Participant's Vested Account Balance by the applicable divisor.

          (a)          Vested Account Balance. The value of the Vested Account Balance shall be determined as of the last Valuation Date within the calendar year preceding the calendar year of distribution and shall be increased by any amounts allocated to the Participant's accounts as of any later date during such preceding calendar year and reduced by any amounts charged against such accounts as of any later date during such calendar year.

          (b)          Applicable Divisor.

                    (i)          Beneficiary is Spouse. If the Participant's Spouse is the designated Beneficiary, the applicable divisor shall be the life expectancy determined under (c) below.

                    (ii)          Beneficiary is Other. If the designated Beneficiary is a Person other than the Participant's Spouse, the applicable divisor shall be the lesser of:

                              (A)          Life Expectancy. The life expectancy determined under (c) below; or

                              (B)          Incidental Benefit Factor. The applicable divisor, under Regulations Section 1.401(a)(9)-2,A-4(a)(2), based on the Participant's adjusted age at the birthday during the calendar year for which the distribution is made.

          (c)          Life Expectancy.

                    (i)          Determination. Life expectancy shall be based on the Participant's (and/or Beneficiary's) attained age at the birthday during the calendar year in which the Participant attains age 70 1/2. Life expectancy shall be determined from life expectancy Tables V and VI in Regulations 1.72-9. Election of the applicable life expectancy shall be irrevocable when distribution begins. If a life expectancy or shorter installment period is not elected, the Participant's life expectancy shall apply.

                    (ii)          Redetermination. If a Participant (or Spouse, if the Participant is deceased, but not any other Beneficiary) so elects, life expectancy or the joint life expectancy of the Participant and Spouse may be redetermined annually under Code Section 401 (a)(9) and Regulations. The election must be irrevocable when made and must be made not later than the Required Beginning Date. If redetermination is not elected, the applicable life expectancy for each calendar year after the calendar year in which installments begin shall be the life expectancy or joint life expectancy for the first calendar year reduced by one year for each calendar year after the year in which installments begin.

          (d)          Deferred Distribution Date. If the Participant's Required Beginning Date, or other date when payment of benefits must begin, is later than April 1 following the calendar year in which the Participant attains age 70 1/2, these Minimum Distribution rules shall apply to the calendar year in which distribution must begin and each subsequent calendar year.

7.5          Time of Distribution.

          (a)          Immediate Distribution. Distribution shall begin on the Earliest Distribution Date.

                    (i)          Earliest Distribution Date. "Earliest Distribution Date" means the first date on which distribution is administratively feasible following the end of the Plan Year that includes the distributive event or, if later, after election of distribution.

                    (ii)          Exceptions.

                              (A)          Certain Financed Securities. The portion of a Participant's Employer Stock Account consisting of Employer Stock purchased with an Exempt Loan shall be distributed as soon as administratively feasible after the last day of the Plan Year in which the Exempt Loan is repaid in full, if later than the date described in (a)(i) above.

                              (B)          Earlier Distribution. Subject to (A) above, at the election of a Participant, the Participant's Vested Account Balance shall be distributed as soon as administratively feasible following the distributive event.

                              (C)          $3,500 or Less. The Vested Account Balance of a Participant whose employment terminates for any reason other than death and whose Vested Account Balance, including any earlier distribution, is $3,500 or less, shall be distributed as soon as administratively feasible following the end of the Plan Year in which the Participant's employment terminates. The Participant may elect earlier payment.

                              (D)          Death. Subject to (d) below, the time of distribution following death of a Participant is determined under Section 7.6.

                              (E)          QDRO. Distribution to an alternate payee under a QDRO shall be paid to the alternate payee at the time specified in the order, whether or not the Participant has attained the age of 50 and even though the Participant continues to be an Employee.

          (b)          Normal Distribution Date. Distribution due to termination of employment for any reason other than death shall begin not later than 60 days after the end of the Plan Year that includes the Participant's Normal Retirement Date or, if later, the end of the Plan Year in which employment terminates. If the amount cannot be ascertained at that date, distribution retroactive to that date shall be made within 60 days of the date that the amount can be determined.

          A Participant may elect to defer distribution to any date not later than the applicable date in (c) below.

          (c)          Required Distribution. If not made under (a) or (b), distribution to a Participant shall begin not later than the Participant's Required Beginning Date.

                    (i)          Required Beginning Date. "Required Beginning Date" means:

                              (A)          General. The April 1 following the calendar year in which the Participant attains age 70 1/2.

                              (B)          Age 70 1/2 in 1988. For a Participant who is not a 5% Owner and attained age 70 1/2 during 1988, April 1, 1990.

                              (C)          Age 70 1/2 Before 1988. For a Participant who attained age 70 1/2 before January 1, 1988, and who is not a 5% Owner, the April 1 after the calendar year in which the Participant's employment terminates, or if the Participant becomes a 5% Owner, the April 1 following the calendar year in which the Participant becomes a 5% Owner.

                              (D)          50% Owner. For purposes of this definition, a Participant is treated as a 5% Owner if the Participant is a 5% Owner during the Plan Year in which the Participant attains age 66 1/2 or any later Plan Year. Once distribution begins to a 5% Owner, it shall continue even if the Participant ceases to be a 5% Owner.

                    (ii)          Payment. Unless paid during the calendar year in which the Participant attains age 70 1/2 (or the calendar year before the Participant's Required Beginning Date, if later), the Minimum Distribution for that calendar year shall be paid not later than the Required Beginning Date. The Minimum Distribution for each subsequent calendar year shall be paid by the last day of the calendar year for which it is required.

          (d)          Delay. The Administrator may direct that a distribution, other than a Minimum Distribution or a distribution required after a Participant's death, shall be valued as of, and distributed after, the next Valuation Date. This action shall be taken only if the distribution, valued as of a Valuation Date preceding the distributive event or election of distribution, would permit the recipient to avoid negative investment experience with significant detrimental effect on the accounts of other Participants. The Administrator shall have full discretion in determining whether the conditions described in the preceding sentence exist.

7.6          Death of Participant.

          (a)          Death Before Required Beginning Date. If the Participant dies before the Required Beginning Date, distribution shall be made to the Participant's Beneficiary, as soon as administratively feasible following the end of the Plan Year in which the Participant dies or, if later, after election of distribution. At the election of the

Beneficiary, the Participant's Vested Account Balance shall be distributed as soon as administratively feasible following the Participant's death.

                    (i)          Spouse. If the Spouse is the Beneficiary, the Spouse may elect distribution at any time after the Participant's death. Distribution must begin on or before the last day of the calendar year in which the Participant would have attained age 70 1/2 or, if later, the last day of the calendar year following the calendar year in which the Participant died. If the Spouse dies before distribution must begin, distribution shall be made under (ii) or (iii) as though the Spouse were the Participant. if the Spouse dies after payment must begin, distribution shall be made under (b) as though the Spouse were the Participant.

                    (ii)          Other Beneficiary. If benefits are to be paid to a Beneficiary other than the Spouse and payment is elected and begins before the end of the calendar year following the year in which the Participant died, the Beneficiary may elect the installment method of distribution over a period not exceeding the Beneficiary's life expectancy. If the Beneficiary elects to receive benefit payments over a period in excess of five years and dies before complete distribution, the remainder shall be distributed to the successor Beneficiary at least as rapidly as under the method of distribution in effect at the Beneficiary's death.

                    (iii)          Default Rule. Unless paid under (i) or (ii) above, distribution shall be completed no later than the last day of the calendar year that includes the fifth anniversary of the Participant's death. If the Beneficiary dies before complete distribution, the remainder shall be paid to the successor Beneficiary no later than the last day of the calendar year that includes the fifth anniversary of the Participant's death.

                    (iv)          Installment Method. If the installment method is elected by the Spouse or other Beneficiary, the applicable life expectancy, as of the calendar year in which distribution begins, or other installment period and the amount of each installment, shall be determined under Sections 7.3 and 7.4.

          (b)          Death After Required Beginning Date. If the Participant dies after the Required Beginning Date, any unpaid amount must be distributed at least as rapidly as under the method of distribution in effect at the Participant's death.

          (c)          Beneficiary is Minor Child. Any amount paid to the Participant's minor child will be treated as paid to the Spouse if the remainder becomes payable to the Spouse after the child reaches the age of majority.

7.7          Waiver of QJSA or QPSA; Election of Method and Time of Distribution.

          (a)          Waiver of QJSA.

                    (i)          Notice. At least 30 days, but not more than 90 days, before the Benefit Starting Date, the Administrator shall provide each Participant, in writing, a reasonable explanation of (A) the terms and conditions of the QJSA; (B) the Participant's right to waive, and the effect of the waiver of, the QJSA; (C) the rights of the Spouse; and (D) the right to revoke, and the effect of a revocation of, a previous waiver of the QJSA.

                    (ii)          Waiver. During the 90-day period before the Benefit Starting Date, a Participant may waive the QJSA, or the life annuity if the Participant is not married, and may revoke a prior waiver. The Participant may waive or revoke a prior waiver of the QJSA with respect to the entire Vested Account Balance or only with respect to any specific account balance. A waiver of a QJSA shall not be effective unless the Spouse consents to the waiver. The Participant may revoke the waiver without the Spouse's consent. The waiver may be in the form of a written election under (g) below containing the Spouse's consent.

          (b)          Waiver of QPSA.

                    (i)          Notice. The Administrator shall provide each Participant with a whiten notice containing an explanation of the QPSA and other benefits available upon the death of the Participant. The explanation shall be comparable to the explanation described above with respect to the QJSA. The notice shall be provided to each Participant within the period described below which ends last:

                              (A)          Age-Related. The period beginning with the first day of the Plan Year that includes the date the Participant attains age 32 and ending with the last day of the Plan Year preceding the Plan Year that includes the date the Participant attains age 35; or

                              (B)          Participation. A reasonable period that includes the date the Employee becomes a Participant. A reasonable period is the two-year period beginning one year before, and ending one year after, the occurrence of the described event.

                              If a Participant's employment terminates before the Plan Year that includes the date the Participant attains age 35, notice shall be provided within the two-year period beginning one year before termination of employment and ending one year after termination of employment. If the Participant later returns to employment with the Employer, the applicable period for the Participant shall be redetermined.

                    (ii)          Waiver. At any time during the period beginning on the first day of the Plan Year that includes the date a Participant attains age 35 (or the date the Participant's employment terminates, if earlier) and ending on the earlier of the date the first payment is made to the Participant or the Participant's death, the Participant may waive the QPSA with the written consent of the Spouse and elect an alternate method of distribution. The waiver shall be in the form of a written election by the Participant and consent by the Spouse. The Participant may not designate a different Beneficiary without a new consent by the Spouse. If the Participant does not waive the QPSA during the Participant's lifetime, the Spouse may waive the QPSA and elect an alternate method of distribution at any time after the Participant's death and before distribution begins. A Participant or Spouse may waive the QPSA with respect to the entire Vested Account Balance or with respect to any specific account balance.

                    (iii)          Pre-Age 35 Waiver. A Participant who has not attained age 35 as of the last day of any current Plan Year may make a special waiver of the QPSA for the period beginning on the date of the waiver and ending on the first day of the Plan Year in which the Participant attains age 35. The waiver is subject to (i) and (ii) above except that the notice under (i) above must be provided to the Participant before the date of the waiver. The waiver shall not be valid unless the Participant receives the notice before the date of the waiver.

                    The QPSA shall be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after that date is subject to (i) and (ii) above.

          (c)          Spousal Consent. A consent by a Spouse shall not be effective unless the consent is in writing, signed by the Spouse and witnessed by an individual designated for this purpose by the Administrator or by a notary public. The consent must acknowledge the effect of the waiver of the QJSA or the QPSA. If it is established to the satisfaction of the Administrator that the Spouse cannot be located or if other circumstances set forth in Regulations issued under Code Section 417 exist, the Spouse's consent is not required. The consent is effective only with respect to the consenting Spouse and not with respect to a subsequent Spouse. Consent by the Spouse will be irrevocable with respect to the Participant's election, waiver, or designation of a Beneficiary to which the consent relates.

                    (i)          Specific Beneficiary or Method of Distribution. The consent may be limited to a distribution to a specific alternate Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, and a specified method of distribution.

Any waiver after the revocation of a prior waiver or change of Beneficiary will require a new spousal consent.

                    (ii)          General Consent. The consent may permit the Participant to designate a Beneficiary, or elect an alternate method of distribution, or to change either or both without a further consent by the Spouse. This form of consent is not valid unless the Spouse expressly and voluntarily permits such designations and elections without any further spousal consent. The consent may be limited to certain Beneficiaries or to certain methods of distribution.

          (d)          Permitted Elections. To the extent permitted under this article and subject to waiver of the QJSA or QPSA, the Participant or other recipient may elect the method and time of distribution. To the extent met under subsections (a), (b), or (c), the requirements under (e) and (g) need not be met again.

          (e)          Required Consent. If the distributive event is termination of employment prior to the date the Participant attains age 62 for any reason other than death, distribution shall not be made without the Participant's consent. The consent shall be given by an election of distribution. An election of distribution shall be made within the 90-day period ending on the Benefit Starting Date.

                    (i)          Notice. When consent is required, the Participant shall be notified of the right to elect or defer distribution. The written notice shall provide an explanation of the material features and relative values of the available methods of distribution. The notice shall be provided at least 30 days and not more than 90 days before the Benefit Starting Date.

                    (ii)          Benefit Starting Date. "Benefit Starting Date" means the first day of the first period for which an amount is distributable in any form. Generally, the Benefit Starting Date is the date on which distribution is due when all conditions and requirements for distribution have been met.

          (f)          Exception to Waiver and Consent Requirements. The waiver of the QJSA or QPSA and the Participant's consent are not required with respect to a distribution when the Participant's Vested Account Balance, including any earlier distribution, is $3,500 or less.

          (g)          Election Requirements.

                    (i)          Time. The election shall be made not later than the date distribution begins or, if earlier, the date when distribution must begin. An election may be revoked or changed before distribution begins.

                    (ii)          Form. An election shall be made in a form acceptable to the Administrator.

          (h)          Failure to Elect. If a Person fails to elect (or multiple recipients cannot agree):

                    (i)          Method. The method of distribution for an ESOP Account shall be a lump sum. The method of distribution for all other accounts shall be a QJSA or QPSA if the Participant is married or a life annuity if the Participant is not married.

                    (ii)          Time. Distribution shall begin under Section 7.5(b) if the Participant is alive or under Section 7.6(a)(i) if the Participant was married when the Participant died, or Section 7.6(a)(iii) if the Participant was not married when the Participant died.

          (i)          Additional Information. The Administrator may require additional election, application or information forms required by law or deemed necessary or appropriate by the Administrator in connection with any distribution.

          (j)          No Reduction or Delay of Distribution. An election shall not cause a reduction in the minimum amount or delay the required time of payment of any Minimum Distribution or any distribution required after the death of a Participant.

          (k)          Limited Application. Subsections (a), (b), and (c) and all other references to the QJSA or the QPSA in this plan shall apply only to the portion of a Participants Vested Account Balance that is otherwise required to be paid in the form of a QJSA or a QPSA.

7.3          Designation of Beneficiary.

          A Participant may designate or change a Beneficiary by filing a signed designation with the Administrator in the form approved by the Administrator. The Participant's Will is not effective for this purpose.

          (a)          Beneficiary. "Beneficiary" means the Person designated by the Participant to receive the Participant's benefits under this plan after the Participant's death.

          (b)          Spousal Consent. If a married Participant designates or changes a Beneficiary other than the Spouse without the Spouse's consent to and acknowledgment of the effect of the designation, the designation shall be void. A consent that permits further designations without consent is void unless the Spouse expressly and voluntarily permits such designations without any further spousal consent. The consent may be limited to a specific Beneficiary and a specific method of distribution.

                    (i)          Consent. Consent by the Spouse is irrevocable. The consent and acknowledgment must be witnessed by an individual named by the Administrator or by a notary public. If the Spouse cannot be located or if other circumstances set forth in Regulations issued under Code Section 417 exist, the consent need not be obtained.

                    (ii)          Spouse. "Spouse" means the Participant's husband or wife at any specified time. A former Spouse shall not be a Spouse except to the extent specified in a QDRO under Code Section 414(p).

                    (iii)          Successor Beneficiaries. A Participant may designate one or more successor Beneficiaries to the Spouse without the Spouse's consent.

                    (iv)          Change of Marital Status. A Beneficiary designation by a Participant will not be effective upon the Participant's subsequent marriage unless the Spouse consents to the designation and acknowledges the effect of the designation.

          (c)          Failure to Designate. If a Participant fails to designate a Beneficiary, the Beneficiary shall be the Spouse at the time of the Participant's death and the Spouse's estate with respect to any amount remaining undistributed at the subsequent death of the Spouse. If the Participant is not survived by a Spouse, the Beneficiary for each date of distribution shall be the first of the following classes with a living member on the date of distribution:

                    (i)          Children. The Participant's children, including those by adoption, dividing the distribution equally among the Participant's children with the living issue of any deceased child taking their parent's share by right of representation;

                    (ii)          Parents. The Participant's parents, dividing the distribution equally if both parents are living;

                    (iii)          Brothers and Sisters. The Participant's brothers and sisters, dividing the distribution equally among the Participant's living brothers and sisters.

          (d)          Death of Beneficiary. If distribution is being made to a Beneficiary who dies before complete distribution, the remaining amount in the account shall be paid to the successor Beneficiary. If distribution is made to more than one Beneficiary, distribution shall continue to the survivor or survivors of them, and any remaining amount in the account upon the death of the last survivor shall be paid to the successor

Beneficiary. Survivors shall include the issue of any deceased child who shall take the deceased child's share by right of representation.

          (e)          No Beneficiary. If a deceased Participant has no surviving Beneficiary under (c) above on the date a distribution is payable, the remaining balance shall be paid to the Participant's estate, if then under the active administration of a probate or similar court, or if not, to those Persons who would then take the Participant's personal property under the Michigan intestate laws then in force and in the proportions provided therein, as though the Participant had died at such time.

          (f)          Determination. The Administrator shall apply the rules of this section to determine the proper Persons to whom payment should be made. The decision of the Administrator shall be final and binding on all Persons.

7.9          Facility of Payment.

          A payment under this section shall fully discharge the Employer and Trustee from all future liability with respect to that payment.

          (a)          Incapacity. If a recipient entitled to a payment is legally, physically, or mentally incapable of receiving or acknowledging payment, the Administrator may direct the payment to the recipient; to the recipient's legal representative; to the spouse, child, or other relative by blood or marriage of the recipient; to the individual with whom the recipient resides; or by expending the payment directly for the benefit of the recipient. A payment made to any Person other than the recipient shall be used for the recipient's exclusive benefit.

          (b)          Legal Representative. The Employer shall not be required to commence probate proceedings or to secure the appointment of a legal representative.

          (c)          Determination. The Employer may act upon affidavits in making any determinations. In relying upon the affidavits or having made a reasonable effort to locate any Person entitled to payment, the Employer shall be authorized to direct payment to a successor Beneficiary or another Person. A Person omitted from payment shall have no rights on account of payments so made.

7.10          Notice of Penalties.

          The following penalties apply to distribution of, or failure to distribute, certain amounts under this plan.

          (a)          Distribution Before Age 59 1/2. A Participant who receives a distribution before attaining age 59 1/2 may be liable for an additional 10% federal income tax on any portion of the distribution included in gross income.

          (b)          Excess Distributions. If a Participant or Beneficiary receives excess distributions, as defined in Code Section 498QA(c), the Participant or Beneficiary shall be subject to a 15% penalty tax on the excess distributions.

          (c)          Failure to Receive a Minimum Distribution. For a calendar year in which a Participant or Beneficiary fails to receive the Minimum Distribution under Code Section 401(a)(9), the recipient shall be subject to an additional tax equal to 50% of the difference between the Minimum Distribution and the amount the recipient actually received.

7.11          Special Rules-Distribution of Employer Stock.

          Upon distribution of Employer Stock that is not readily tradeable on an established securities market, the following provisions shall apply.

          (a)          Distributee's Option to Sell Benefit Shares. Upon distribution of Employer Stock to a Participant or Beneficiary (or a donee, trustee, or other Person, including an estate to whom the Employer Stock passes as a result of a death), the recipient may elect to sell all or part of the Employer Stock (the "Benefit Shares").

                    (i)          Option Period: Lapse. The option to sell the Benefit Shares shall begin on the date of distribution and extend for a period of the next 60 days. At the end of the period, the option will temporarily lapse. After the end of the Plan Year in which the temporary lapse occurs, and after the Employer Stock is valued as of the last day of that Plan Year, each recipient who has not exercised the option to sell shall be notified of the new Fair Market Value of the Benefit Shares. Each recipient will then have a period of 60 days from the date of notification to exercise the option to sell. If the option to sell is not exercised, it shall lapse at the termination of the new 60-day period and shall not be renewed.

                    (ii)          Written Notice. Upon a written notice to the Employer of an election to sell, the seller shall sell and the Employer shall purchase in accordance with the provisions of (c) below.

                    (iii)          Limitation. The 60-day option periods shall not run during a period of time during which the Employer is unable to purchase the Benefit Shares due to a state or federal law.

                    (iv)          Nonterminable. This option to sell, and the terms of sale as set forth in (c) below, shall be nonterminable for the period of the option, and shall continue in existence under this plan whether or not this plan continues as an employee stock ownership plan and whether or not this plan is discontinued.

                    (v)          Assignment. The Employer may assign the obligation to purchase to the Trustee, with the agreement of the Trustee.

          (b)          Right of First Refusal.

                    (i)          Notice of Sale or Transfer. If a Participant or Beneficiary should at any time intend to sell or exchange or otherwise transfer any Benefit Shares, and if the Participant obtains a bona fide offer for the purchase or exchange of the Benefit Shares, or if any of the Benefit Shares should be the subject of a proposed assignment or transfer by way of gift, bankruptcy, execution, hypothecation, or seizure and sale by legal process, or upon the death of the Participant or Beneficiary, the Participant or Beneficiary (or a creditor causing the proposed transfer) or the personal representative of the estate of the Participant or Beneficiary shall deliver to the Employer a written notice stating: (A) the name or names of the proposed transferees; (B) the certificate number and number of the Benefit Shares proposed to be transferred; (C) the proposed price (if a sale transaction is contemplated); and (D) all other terms of the proposed transfer. The Trustee shall have the right and option for a period of 14 days after receipt of the notice to purchase all of the Benefit Shares the transfer of which is proposed.

                    (ii)          Failure to Exercise Option. If the Trustee does not exercise the option to purchase and if the proposed transfer is made within 20 days after the termination of the option to the Person or Persons in the manner and upon the terms and conditions set forth in the written notice, then the Benefit Shares may be so transferred and shall in the hands of the transferee be free of all options, obligations, and restrictions provided in this trust.

                    (iii)          Additional Notices of Sale. If the Trustee does not elect to exercise the option and if the proposed transfer is not made within 20 days after the termination of the option, then the Benefit Shares so proposed to be transferred may not be transferred without again giving the notice to the Trustee and the Trustee again shall have the option to purchase the Benefit Shares.

                    (iv)          Assignment. The Trustee may assign the option to purchase to the Employer, with the consent of the Employer.

          (c)          Terms of Purchase. If the Trustee or the Employer becomes obligated to purchase Benefit Shares pursuant to the provisions of either (a) or (b) above, the terms of the purchase shall be as follows:

                    (i)          Distributee's Option to Sell. If Benefit Shares are purchased pursuant to the option granted under (a) above, the purchase price shall be the Fair Market Value of the Benefit Shares, and shall be paid in either a single lump-sum payment or in not less frequent than annual installments. If a lump-sum payment is to be made, the payment shall be paid within 30 days after the date the option is exercised. If installment payments are to be made, each installment shall be as equal as possible, the first installment shall be paid within 30 days after the date that the option is exercised. If installment payments are to be made, interest at a reasonable rate shall be payable and the purchaser shall grant the seller a security interest in the Benefit Shares being purchased or in other adequate security. The installment period may not extend for more than five years.

                    (ii)          Right of First Refusal. If Benefit Shares are purchased pursuant to (b) above, the purchase price shall be the price stated in the written notice of the proposed transfer, or if greater, the Fair Market Value of the Benefit Shares. The terms of purchase shall be no less favorable to the Participant or Beneficiary than the terms of the offer the Participant or Beneficiary has received. If the proposed transfer by the Participant or Beneficiary is not a sale transaction, the purchase price shall be the Fair Market Value of the Benefit Shares, and the terms of purchase shall be governed by the rules of (a)(i) above.

                    (iii)          Procedure on Closing. At the time provided for the payment or initial installment, the seller of Benefit Shares shall deposit with the purchaser the certificates for the Benefit Shares, properly endorsed or accompanied by an appropriate stock power. At that time, the purchaser shall deposit with the seller any required cash payment and, if applicable, its executed promissory note representing any balance remaining to be paid. Also at that time the Benefit Shares shall be subject to a security interest in favor of the seller, as collateral for the payment of the promissory note, or other adequate security shall be given to the seller. All or a portion of the unpaid balance of a purchase price may be prepaid by the purchaser at any time without penalty.

                    (iv)          Fair Market Value. "Fair Market Value" generally means the value determined as of the most recent Valuation Date, pursuant to Section 5.6(b)(i). However, in the case of a transaction under this section between this plan and a disqualified person, as that term is defined in Code Section 4975, "Fair Market Value" means the value as of the date of the transaction.

          (d)          Securities Law. All plan provisions with respect to transactions involving Employer Stock, including, but not limited to, its distribution as a benefit and its repurchase or sale, are subject to and conditioned upon compliance with applicable provisions of federal and state securities laws or regulations. Without limiting the preceding sentence, no certificate for shares of Stock shall be transferred to a Participant or Beneficiary unless the shares, at the time of any issuance or transfer: (i) are exempt, are the subject matter of an exempt transaction, or are registered within the meaning of applicable federal or state securities laws and regulations; and (ii) comply with the rules of any stock exchange on which the Employer's shares may be listed. Unless an exemption from registration is available, prior to or as soon as practicable after the time when shares of Employer Stock would otherwise be deliverable to a Participant or Beneficiary, the Employer will register the shares or interest, as required under federal and/or state law. If the shares are delivered to Participant or Beneficiary pursuant to a registration exemption, the Participant or Beneficiary shall deliver to the Employer a representation in writing signed by the Participant or the Participant's representative, or by the Beneficiary, as the case may be, that the Employer Stock will be held indefinitely unless it is subsequently registered under state and federal law, or unless an exemption from the registration is available. A stock certificate issued by the Employer pursuant to a registration exemption shall bear a legend and statement that the Employer deems advisable to assure compliance with this plan and with federal and state laws and regulations that shall be in substantially the form set forth in (e) below.

          (e)          Stock Certificate Legend. Benefit share certificates of Employer Stock distributed to a Participant or Beneficiary shall have the following legend endorsed on certificates:

THIS CERTIFICATE, AND DISPOSITION OF IT, IS SUBJECT TO THE TERMS OF THE MANATRON, INC. EMPLOYEE STOCK OWNERSHIP AND SALARY DEFERRAL PLAN, INCLUDING A RIGHT OF FIRST REFUSAL TO PURCHASE THE SHARES REPRESENTED BY THIS CERTIFICATE.

ARTICLE 8

Administration of the Plan

8.1          Duties, Powers, and Responsibilities of the Employer.

          (a)          Required. The Employer shall be responsible for:

                    (i)          Employer Contributions.

                              (A)          Amount. Determining the amount of Employer Contributions;

                              (B)          Payment. Paying, ceasing, or suspending Employer Contributions (including additional contributions if necessary to correct an error in allocation, vesting, or distribution of a Participant's interest or to make an adjustment for penalties imposed under a contract of an insurance company); and

                              (C)          Compliance. Determining that the amount and time of Employer Contributions comply with this plan;

                    (ii)          Agent for Service of Process. Serving as the agent for service of process;

                    (iii)          Trustee. Appointing the Trustee;

                    (iv)          Amendment. Amending this plan and trust;

                    (v)          Plan Termination. Revoking this instrument and terminating this plan and trust; and

                    (vi)          Mergers; Spin-Offs. Merging this plan with another qualified retirement plan maintained by the Employer or dividing this plan into multiple plans.

          (b)          Discretionary. The Employer may exercise the following responsibilities:

                    (i)          Investment Manager. Appointing one or more Investment Managers, who shall have the power to acquire, manage, or dispose of any or all trust assets subject to:

                              (A)          Functions. The functions of the Investment Manager shall be limited to those specified services and duties for which the Investment Manager is engaged, and the Investment Manager shall have no other duties, obligations, or responsibilities under this plan or trust;

                              (B)          Qualification. "Investment Manager" means a Person that is a registered investment adviser under the Investment Advisors Act of 1940, a bank (as defined in the Investment Advisors Act of 1940), or an insurance company licensed to manage, acquire, and dispose of assets of qualified retirement plans under the laws of more than one state; and

                              (C)          Acknowledgment. A prospective Investment Manager must acknowledge in writing that it is a fiduciary with respect to this plan and trust;

                    (ii)          Custodian. Appointing one or more agents to act as custodian of trust assets transferred to the custodian;

                    (iii)          Alternate Administrator. Designating a Person other than the Employer as the Administrator; and

                    (iv)          Payment of Administrative Expenses. Paying administrative expenses incurred in the operation, administration, management, and control of this plan or the trust. These expenses shall be the obligation of the trust unless paid by the Employer.

8.2          Employer Action.

          An action required to be taken by the Employer shall be taken by its board of directors or by an officer authorized to act on behalf of the Employer.

8.3          Plan Administrator.

          "Administrator" means the Employer or a Person designated by the Employer. The Administrator is a named fiduciary for operation and management of this plan and shall have the responsibilities conferred by ERISA upon the "Administrator" as defined in ERISA Section 3(16).

8.4          Administrative Committee.

          (a)          Appointment. The Employer may, but shall not be required to, appoint an administrative committee to perform the duties involved in the daily operation of this plan.

          (b)          Agent; Powers and Duties. The administrative committee is an agent of the Employer. The administrative committee shall have the powers and duties delegated to it by the Administrator.

          (c)          Not Fiduciary. Except to the extent the administrative committee is expressly delegated a fiduciary responsibility with respect to this plan, the administrative committee will be responsible to the Employer for its actions and will not be a named fiduciary for operation and management of this plan.

          (d)          Membership. The number of members of the administrative committee shall be determined by the Employer. The Employer shall appoint the members of the administrative committee and may remove or replace them at any time.

          (e)          Records. The administrative committee shall keep records of its proceedings.

          (f)          Actions. The administrative committee shall act by a majority of its members then in office. Action may be taken either by a vote at a meeting or in writing without a meeting. Actions of the administrative committee may be evidenced by written instrument executed by the chairman or the secretary of the administrative committee.

          (g)          Report to Administrator. The administrative committee shall report to the Administrator when requested with respect to the administration, operation, and management of this plan.

          (h)          Compensation. Any member of the administrative committee who is an Employee shall serve without compensation.

          (i)          Conflict of Interest. Any member of the administrative committee who is a Participant shall not vote or act on a matter that relates solely to that Participant. If that Participant is the only member of the administrative committee, the necessary action shall be exercised by the Administrator.

8.5          Duties, Powers, and Responsibilities of the Administrator.

          Except to the extent property delegated, the Administrator shall have the following duties, powers, and responsibilities and shall:

          (a)          Plan Interpretation. Interpret all provisions of this instrument (including resolving an inconsistency or ambiguity or correcting an error or an omission);

          (b)          Participant Rights. Subject to Section 8.10, determine the rights of Participants and Beneficiaries under the terms of this plan and communicate that information to the Trustee;

          (c)          Limits, Nondiscrimination Tests; Top-Heavy Tests. Be responsible for determining (i) that this plan complies with all limitations and nondiscrimination tests under the Code and Regulations including maintaining records necessary to demonstrate compliance with the ADP Limit; and (ii) whether or not this plan is a Top-Heavy Plan or a Super Top-Heavy Plan for any Plan Year;

          (d)          Allocations and Vesting. Determine which Participants are entitled to a share of the Employer Contribution and other available amounts for a Plan Year, the amount of each eligible Participant's Participating Compensation for the Plan Year, the amount of the Employer Contribution to be allocated to each eligible Participant, the amount and disposition of an excess Annual Addition, and a Participant's vested percentage;

          (e)          Errors in Participants' Accounts. Correct (to the extent possible, by making adjustments to the accounts) an error, including (but not limited to) errors in allocations of the Employer Contribution or investment experience, or in determination of vesting or distribution of a Participant's interest;

          (f)          Claims and Elections. Establish or approve the manner of making an election, designation, application, claim for benefits, and review of claims;

          (g)          Benefit Payments. Direct the Trustee as to the recipient, time payments are to be made or to begin, and the elected form of distribution including selecting annuities;

          (h)          QDRO Determination. Establish procedures to determine whether or not a domestic relations order is a QDRO, to notify the Participant and any alternate payee of this determination, and to administer distributions pursuant to a QDRO;

          (i)          Administration Information. Obtain to the extent reasonably possible all information necessary for the proper administration of this plan;

          (j)          Recordkeeping. Establish procedures for and supervise the establishment and maintenance of all records necessary and appropriate for the proper administration of this plan;

          (k)          Reporting and Disclosure. Prepare and (i) file annual and periodic reports required under ERISA and Regulations; and (ii) distribute disclosure documents including (but not limited to) the summary plan description, a form permitting the recipient to reject federal income tax withholding from a distribution, a notice informing the recipient of the requirements and effects of lump-sum, five or ten year averaging or of a qualifying rollover under the Code, the summary annual report, Form 5500 series, requested and required benefit statements, and notices to Employees of applications for determination;

          (l)          Penalties; Excise Taxes. Report and pay any penalty tax or excise taxes incurred by this plan or the Employer in connection with this plan an the proper tax form designated by the Internal Revenue Service and within the time limits specified for the tax form;

          (m)          Advisers. Employ attorneys, actuaries, accountants, clerical employees, agents, or other Persons who are necessary for operation, administration, and management of this plan ;

          (n)          Expenses, Fees, and Charges. Present to the Trustee for payment (if not paid by the Employer) or reimbursement (if advanced by the Employer) all reasonable and necessary expenses, fees and charges, including fees for attorneys, actuaries, accountants, clerical employees, agents, or other Persons, incurred in connection with the administration, management, or operation of this plan;

          (o)          Nondiscrimination. Apply all rules, policies, procedures, and other acts without discrimination among Participants;

          (p)          Bonding. Review compliance with the bonding requirements of ERISA; and

          (q) Other Powers and Duties. Exercise all other powers and duties necessary or appropriate under this plan, except those powers and duties allocated to another named fiduciary.

8.6          Delegation of Administrative Duties.

          The powers and duties of the Employer and the Administrator set forth in Sections 8.1 and 8.5 may be delegated to another fiduciary.

          (a)          In Writing. The written delegation shall specify (i) the date of the action and the effective date of the delegation; (ii) the responsibility delegated; (iii) the name, office, or other reference of each fiduciary to whom the responsibility is delegated; and (iv) if a responsibility is delegated to more than one fiduciary, the allocation of the responsibility among the fiduciaries.

          (b)          Acceptance of Responsibility. The delegation shall be communicated to the fiduciary to whom the responsibility is assigned, and written acceptance of the responsibility shall be made by the fiduciary. A fiduciary shall retain the responsibility until the fiduciary resigns or rejects the responsibility in writing, or the Administrator takes a superseding action.

          (c)          Conflict. If a fiduciary's powers or actions conflict with those of the Administrator, the powers of and actions of the Administrator will control.

8.7          Interrelationship of Fiduciaries; Discretionary Authority.

          A Person may serve in more than one fiduciary capacity with respect to this plan and trust.

          (a)          Performance of Duties. Each fiduciary shall act in accordance with this plan and trust. Each fiduciary shall be responsible for the proper exercise of its responsibilities.

          (b)          Reliance on Others. Except as required by ERISA Section 405(b), each fiduciary may rely upon the action of another fiduciary and is not required to inquire into the propriety of any action.

          (c)          Discretionary Authority of Fiduciaries. Each fiduciary shall have full discretionary authority in the exercise of the powers, duties, and responsibilities allocated or delegated to that fiduciary under this instrument.

8.8          Compensation; Indemnification.

          An Employee fiduciary who is compensated on a full-time basis by the Employer shall not receive compensation from this plan, except for reimbursement of expenses, unless permitted under a prohibited transaction exemption issued by the Department of Labor. The Employer shall indemnify and hold harmless each member of the Board of Directors, each of its Employees, and each other Person (except a fiduciary independent of the Employer), to whom responsibilities for the operation and administration of this plan have been assigned or fiduciary duties have been delegated from any and all claims, loss, damages, expense, and liability arising from any action or failure to act. Indemnification shall not be required if a Person's action or inaction is judicially determined to be due to gross negligence or willful misconduct of the Person. The Employer may purchase and maintain liability insurance covering itself, any Related Employer, and any Person against part or all of any claim, loss, damage, expense, and liability arising from the performance or failure to perform any power, duty, or responsibility with respect to this plan and trust.

8.9          Fiduciary Standards.

          Each fiduciary shall act solely in the interest of Participants and Beneficiaries:

          (a)          Prudence. With the care, skill, and diligence of a prudent Person;

          (b)          Exclusive Purpose. For the exclusive purpose of providing benefits and paying expenses of administration; and

          (c)          Prohibited Transaction. To avoid engaging in a prohibited transaction under the Code or ERISA unless an exemption for the transaction is available or obtained.

8.10          Claims Procedure.

          The Administrator shall determine all issues raising from the administration of this plan.

          (a)          Initial Determination. Upon application by a Participant or Beneficiary, the Administrator shall make an initial determination and communicate the determination to the Participant or Beneficiary within 90 days after the application. If the initial determination requires a longer period, the Administrator shall notify the Participant or Beneficiary that the 90-day period is extended to 180 days.

          (b)          Method. The decision of the Administrator shall be in writing. The decision shall set forth (i) the decision and the specific reason for the decision; (ii) specific reference to the plan provisions on which the decision is based; (iii) a description of additional material, information, or acts that may change or modify the decision; and (iv) an explanation of the procedure for further review of the decision.

          (c)          Further Review. Within 60 days of receipt of the initial written decision, the Participant or Beneficiary filing the original application, or the applicant's authorized representative, may make a request for redetermination by the Administrator. The applicant (or the authorized representative) may review all pertinent documents and submit issues, comments, and arguments.

          (d)          Redetermination. Within 60 days of receipt of an application for redetermination, unless special circumstances require a longer period of time (but not longer than 120 days after receipt of the application), the Administrator shall provide the applicant with its final decision, setting forth specific reasons for the decision with specific reference to plan provisions on which the decision is based.

8.11          Participant's Responsibilities.

          All requests for action of any kind by a Participant or Beneficiary under this plan shall be in writing, executed by the Participant or Beneficiary, and shall be subject to any other plan rules applicable to any specific type of request.

ARTICLE 9

Investment of Funds

9.1          Investment Responsibility.

          Except for investment in Employer Stock and to the extent investment responsibility is expressly granted to an Investment Manager or a Participant, the Trustee shall have sole and complete authority and responsibility for the investment, management, and control of trust assets. The administrative committee shall give the Trustee written direction with respect to investment in Employer Stock.

9.2          Authorized Investments.

          To the extent the trust is not invested in Employer Stock under Sections 9.4 and 9.9, the trust may be invested and reinvested in common or preferred stocks, bonds, mortgages, leases, notes, debentures, mutual funds, guaranteed investment contracts and other contracts and funds of insurance companies, other securities, and other real or personal property, including, without limitation, the investments described in (a) below. Investment in collectibles (as that term is defined in Code Section 408(m)) shall not be permitted if the Participant directs the investment of the Participant's account.

          (a)          Specific Investments.

                    (i)          Interest-Bearing Deposits. The trust may be i nvested in deposits, certificates, or share accounts of a bank, savings and loan association, credit union, or similar financial institution, including a fiduciary, if the deposits bear a reasonable rate of interest, whether or not the deposits or certificates are insured or guaranteed by an agency of the United States Government.

                    (ii)          Pooled Investment Funds. The trust may be invested through ownership of assets or shares in a common trust fund, pooled investment fund, mutual fund, or other commingled investment, including any pooled or common fund maintained by the Trustee or custodian, or affiliate of the Trustee or custodian, that allows participation by a trust fund established under a qualified retirement plan. For this purpose, the terms and provisions of the declaration of trust or other governing documents through which the common trust fund, pooled investment fund or mutual fund is maintained are incorporated in, and made applicable to, this plan.

          (b)          Unallocated Funds. An Employer Contribution or other amounts held by the Trustee pending allocation may be held in cash or invested in interest-bearing obligations maturing before the date the allocation is required.

          (c)          Right of Trustee To Hold Cash. The Trustee may hold a reasonable portion of the trust in cash pending investment or payment of expenses and distributions.

9.3          Commingled Investment.

          The trust and segregated accounts may be commingled for investment without distinction between principal and income.

9.4          Investments--Employer Stock.

          This plan is designed to operate as an employee stock ownership plan and to be invested primarily in Employer Stock. The Trustee shall use available cash and other trust assets in ESOP Accounts to buy Employer Stock from other stockholders or from the Employer, as directed by the administrative committee. The Trustee may borrow funds or issue its promissory note or notes to finance the purchase of Employer Stock.

          (a)          Acquisition Limit. The Trustee may acquire and hold Employer Stock in an amount up to 100% of the market value of the ESOP Accounts, Qualified Matching Contributions Accounts, and Elective Contributions Accounts (to the extent directed by the Participants under Section 9.9).

          (b)          Adequate Consideration. A purchase or sale of Employer Stock by the Trustee shall be for not more than, or less than (as applicable), adequate consideration and in accordance with this plan and with Regulations under ERISA Section 3(18).

          (c)          No Commissions. No commissions on the purchase or sale of Employer Stock from or to a disqualified person, as defined in Code Section 4975 or a party in interest, as defined in ERISA Section 3(14), may be paid to any Person.

          (d)          Indebtedness. A Securities Acquisition Loan or other extension of credit ("Exempt Loan") to the trust shall bear a reasonable rate of interest and shall be for a term certain. Collateral pledged to a creditor by the trust shall consist solely of the Employer Stock purchased with the borrowed funds (although the Employer may guarantee payment of the Exempt Loan and may give security for such guaranty).

          (e)          Securities Acquisition Loan. "Securities Acquisition Loan" means any loan that meets the requirements of Code Section 133.

          (f)          Unallocated and Pledged Employer Stock. The Employer Stock shall be maintained in a suspense account, if not pledged as collateral, and shall be released from the suspense account or, if pledged as collateral, shall be released from encumbrance as provided in (i) below.

          (g)          No Recourse. Under the terms of an Exempt Loan, the creditor shall be given no recourse against the trust, except with respect to the collateral pledged.

          (h)          Repayment of Loan. An Exempt Loan shall be repaid solely from Employer Contributions (other than contributions in the form of Employer Stock and Elective Contributions) and forfeitures, proceeds from the sale of unallocated shares of Employer Stock purchased with the Exempt Loan, and from trust earnings on such contributions or on the Employer Stock purchased with such Exempt Loan, and the Employer Contributions shall be sufficient to enable the trust to pay each and every installment of principal and interest when due, even if no tax benefit results from the contributions.

          (i)          Release of Pledged Employer Stock. An Exempt Loan must provide that upon payment of a portion of the balance due, the creditor shall release a Pro Rata Portion of the pledged collateral or, if not pledged as collateral, a Pro Rata Portion of the Employer Stock shall be released from the suspense account, as the Exempt Loan is paid. Employer Stock purchased with each Exempt Loan shall be released separately.

                    (i)          Pro Rata Portion. "Pro Rata Portion" means the number of pledged securities or number of shares in the suspense account held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid during the Plan Year and the denominator is the sum of the numerator and the remaining principal and interest to be paid under the obligation in all future years. The number of future years shall be determined without taking into account possible extensions or renewals of the obligation. If the interest rate under the obligation is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the current Plan Year. If the collateral or suspense account includes more than one class of Employer Stock, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class.

                    (ii)          Alternative Determination of Pro Rata Portion. At the direction of the Administrator, Pro Rata Portion of securities may be Determined with reference solely to principal payments, but only if (A) the obligation provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of the amounts for 10 years, and (B) the interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables. This alternate determination shall not be applicable from the time that, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the obligation, plus any renewal period, extension period, or the duration of a new obligation used to refinance the existing obligation, exceeds 10 years.

                    (iii)          Special Release Rule. Notwithstanding (i) and (ii) above, to the extent provided in Section 5.2(a)(ii)(C), at the direction of the Employer, the Trustee shall release additional shares of Employer Stock for purposes of allocation to Participant accounts.

          (j)          Pending Investment. Pending investment in Employer Stock, funds may be invested and reinvested pursuant to Section 9.2.

9.5          Purchase From Stockholder.

          As directed by the administrative committee, the Trustee shall enter into a buy-sell agreement or agreements under the terms of which the Trustee agrees to purchase the Employer Stock of a stockholder who is a party to the agreement. A buy-sell agreement shall provide that the price to be paid by the Trustee for the Employer Stock shall not exceed the fair market value of the Employer Stock. The Trustee may not enter into a buy-sell agreement to become effective upon the death of the stockholder, or at some other future indefinite time.

9.6          Stock Dividends, Stock Splits, Etc.

          Employer Stock received by the Trustee as a stock dividend or stock split or as the result of a reorganization or other recapitalization of the Employer shall be allocated under Section 5.3. If any rights, warrants, or options are issued on Employer Stock held in the trust, the Trustee may exercise them for the acquisition of additional shares of Employer Stock to the extent cash is then available. Employer Stock acquired in this manner shall be treated as Employer Stock bought by the Trustee for the net price paid. If any rights warrants, or options on Employer Stock that are not exercised shall be sold by the Trustee, the proceeds shall be treated as a current cash dividend received on Employer Stock.

9.7          Voting of Employer Stock.

          (a)          Participant Direction. Each Participant shall have the right to direct the Trustee as to the manner in which all Employer Stock held in the Participant's accounts shall be voted. The Trustee shall total the fractional shares of all Participants who have directed the vote in the same manner and shall cast the largest number of whole votes possible from the total of the fraction. Any remaining fraction shall be disregarded.

          (b)          Notification.          The Employer shall notify the Trustee and Participants when voting rights are to be exercised and, within periods as required by law or Employer chart or bylaws for other shareholders, shall furnish the Trustee and Participants with information similar to that furnished to other shareholders of the Employer.

          (c)          Proxy Solicitation. Management and others may solicit and exercise proxies from Participants to the same extent as authorized for other shareholders. Any such proxy will be in the form of an instruction to the Trustee that will be voted by the Trustee in the manner indicated in the Participant's direction, and will not be returned or disclosed to the solicitor.

          (d)          Unallocated Shares. Unallocated shares of Employer Stock shall be voted by the Trustee, as directed by the administrative committee.

          (e)          Confidentiality. The Trustee may not divulge information with respect to any Participant's directions under (a) above to any Person, including the Employer.

9.8          Diversification of Investments.

          Upon the request of a Participant who has attained at least age 55 and has at least ten years of participation in this plan, the Administrator may direct the Trustee to establish a segregated account for the Participant and to liquidate up to 25% of the number of shares of Available Employer Stock allocated to the Participant. The proceeds shall be reinvested pursuant to Section 9.9.

          (a)          Available Employer Stock. "Available Employer Stock" means Employer Stock acquired by or contributed to this plan and held in the Participant's ESOP Account. Employer Stock acquired by or contributed to this plan will not be Available Employer Stock if the Fair Market Value of the Employer Stock allocated to the eligible Participant's ESOP Account as of the Valuation Date immediately preceding the first day the Participant is eligible to make an election under this section is $500 or less.

          (b)          Timing of Direction. The direction to liquidate and reinvest Available Employer Stock under this provision may be given during the first 90 days after the last day of each Plan Year in the Qualified Election Period. During the first 90 days after the last day of the last (sixth) Plan Year in the Qualified Election Period, the Participant may request the liquidation and reinvestment of up to 50% of the number of shares of Available Employer Stock allocated to the Participant.

          (c)          Determination of Number of Shares To Be Liquidated and Reinvested. The total amount liquidated and reinvested at any time shall not exceed 25% (or 50%) of the number of shares of Available Employer Stock held allocated to the Participant, including shares of Available Employer Stock previously liquidated and reinvested. Any fractional number of shares to be liquidated and reinvested shall be rounded up to the next highest whole number of shares.

          (d)          Qualified Election Period. "Qualified Election Period" means the six-year period beginning on the first day of the first Plan Year in which the Participant attains at least age 55 and has at least ten years of participation.

          (e)          Value of Shares to Be Liquidated and Reinvested. A direction to liquidate Available Employer Stock and reinvest the proceeds in accordance with this provision shall apply to the Available Employer Stock held in the Participant's ESOP Account as of the last day of the Plan Year immediately preceding the date of liquidation. Dividends paid on Available Employer Stock before the date of reinvestment of the proceeds from the liquidation of Available Employer Stock shall be reinvested under this section. No interest or earnings shall be credited to the Available Employer Stock liquidated for the period beginning on the last day of the Plan Year immediately preceding the date of liquidation and the date of liquidation.

          (f)          No Reinvestment in Employer Stock. After Available Employer Stock held in a Participant's Employer Stock Account has been liquidated and reinvested, the Participant may not direct that the amount shall be reinvested in Employer Stock.

9.9          Participant Investment Direction.

          The Administrator may permit investment direction by Participants under the following rules:

          (a)          Accounts. Investment direction by a Participant shall be permitted with respect to the Participant's Elective Contributions Account or may be limited to any specified accounts under this plan. If the Employer contributes Employer Stock to this plan as a Qualified Matching Contribution, to the extent a Participant's account is allocated shares of Employer Stock from such Qualified Matching Contribution, the Participant may not direct the investment of that portion of the account except as specified in Section 9.11(a).

          (b)          Choices. Investment direction by a Participant shall be limited to a choice among investments permitted under this article, including Employer Stock, and designated by the Administrator for this purpose.

          (c)          Commingling. Funds or assets invested under this provision may be commingled with other funds or assets similarly invested for investment purposes.

          (d)          Written Direction. The written direction by a Participant shall be in the form prescribed by the Trustee and shall be effective only when signed by the Participant and filed with the Trustee. The Trustee may rely upon such direction and upon the continuance of the direction contained therein until it is revoked or modified in the same manner. The Trustee shall invest the portion of the Participant's account for which the Participant does not direct the investment in the manner the Trustee deems advisable in its sole discretion.

          (e)          Additional Terms and Conditions. The Administrator may formulate additional terms and conditions for investment direction by the Participants as necessary or appropriate.

(f)          Limitation of Trustee's Responsibilities. The Trustee shall not be responsible for the investment performance of the assets of any Participant's account for which a Participant directs the investment.

9.10          Loans.

          Upon the request of a Participant and at the direction of the Administrator, the Trustee shall loan the Participant the requested amount. The loan shall be made or refused on the terms and conditions specified by the Administrator. Loans shall be available to Participants on a reasonably equivalent basis, but the Administrator may take into account a Participant's credit rating, financial need, and ability to repay the loan. Loans shall be available from all of the Participant's accounts other than the Participant's ESOP Account. A loan shall be available only for the purposes described in Section 7.1(i)(ii). A loan shall not be available to a Participant unless the Participant has received or rejected, or is not eligible for, a hardship withdrawal under Section 7.1(i).

          (a)          Separate Investment. The loan shall be a separate investment of the Participant's account as of the date of the loan. Interest on the loan and repayments of principal shall be credited directly to the Participant's account.

          (b)          Fees and Charges. Special fees and charges resulting from the loan shall be charged to the Participant's account, unless paid by the Employer.

          (c)          Promissory Note. The loan shall be documented by a written promissory note providing for at least equal quarterly payments of principal and interest with no prepayment penalty.

                    (i)          Interest Rate. The loan shall bear a reasonable rate of interest which shall be the prevailing rate charged by lenders for a loan of a similar type.

                    (ii)          Term of Loan. The term of the loan shall not exceed five years unless the loan is used to acquire or construct the Participant's principal residence. A loan shall have a stated maturity date not later than the date of the first expected distribution to the Participant.

          (d)          Amount. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants. All outstanding loans to the Participant shall not exceed the lesser of $50,000 or one-half of the Participant's Vested Account Balance.

                   The $50,000 limit shall be reduced by the excess of the highest outstanding balance of all prior loans to the Participant under all qualified retirement plans of the Employer and each Related Employer during the one-year period ending on the day before the date of the new loan, over the outstanding balance of all prior loans to the Participant on the date of the new loan.

          (e)          Security. The loan shall be adequately secured. The Participant shall execute a security agreement within 90 days before the effective date of the loan or renegotiation, extension, renewal, or other revision of an existing loan. The security agreement shall grant to the Trustee, for the benefit of this plan, a continuing security interest in the Participant's Vested Account Balance. Upon payment in full of principal and interest on the loan, the security interest shall terminate.

                    (i)          Security Interest. The security interest shall not exceed 50% (100% for loans made or revised before October 18, 1989) of the Participant's Vested Account Balance.

                    (ii)          Alternate Security. With the Administrator's consent, the Participant may provide additional or alternative security to secure the repayment of the loan.

                    (iii)          Spousal Consent. No portion of the Participant's Vested Account Balance shall be used as security for a loan under this plan unless the Spouse's written consent is obtained within 90 days before the effective date of the loan, renegotiation, extension, renewal, or otherwise revision of the loan.

          (f)          Default. Upon default, the entire loan shall be due and the security interest may be foreclosed. Unless prohibited by the Regulations, the Trustee may exercise its right of setoff and equitably charge the Participant's Vested Account Balance by reducing it by the unpaid balance.

          (g)          Early Due Date. If all or a part of the loan is outstanding on the date the first distribution is to be made to the Participant or a Beneficiary after the Participant's employment terminates or this plan terminates, the loan shall be due and payable. Unless paid, the remaining balance of the loan and all accrued and unpaid interest shall be deducted from the Participant's Vested Account Balance before the first distribution is made.

          (h)          Limitation on Loan Availability. No loan will be made to a 5% Owner if the Employer is an S corporation unless the 5% Owner obtains a prohibited transaction exemption from the Department of Labor.

9.11          Tender Offer.

          The following provisions apply if any Person makes an offer to purchase or solicits an offer to sell to that Person 1 % or more of the outstanding shares of Employer Stock ("Tender Offer").

          (a)          Participant Direction. Each Participant may direct the Trustee to sell, offer to sell, exchange, or otherwise dispose of Employer Stock held in the Participant's accounts, in accordance with the terms of the Tender Offer. Participant direction shall be filed with the Trustee in the form and at the time specified by the Trustee.

          (b)          Trustee's Response - Valid Directions. The Trustee shall follow all Participant's valid directions with respect to the potential sale, offer, exchange, or other disposal of the Employer Stock held in the Participant's accounts. The proceeds from the disposition of Employer Stock under this section shall be credited to each Participant's applicable account and shall be subject to the investment provisions applicable to such account.

          (c)          Invalid Directions or No Directions. The Trustee shall treat invalid directions from a Participant, and failure to give the Trustee directions, as a direction by the Participant not to dispose of the Employer Stock held in the Participant's accounts. The Trustee, or its agent, shall determine the validity of directions from Participants.

          (d)          Unallocated Shares. The Trustee shall dispose of unallocated shares of Employer Stock after a Tender Offer. The disposition of unallocated shares shall be determined by multiplying the total number of unallocated shares by a fraction. The numerator of the fraction is the number of shares for which Participants gave valid directions for disposition under (a) above, and the denominator is the total number of shares for which the Participants gave valid directions.

          (e)          Allocation of Proceeds. The proceeds from any disposition of Employer Stock held in the Participant's accounts as a result of a Tender Offer shall be allocated to Participants' applicable accounts. Proceeds from unallocated Employer Stock shall be used to repay the Exempt Loan with which such Employer Stock was purchased.

          (f)          Confidentiality. The Trustee may not divulge information with respect to any Participant's directions under (a) above to any Person, including the Employer.

ARTICLE 10

Administration of the Trust

10.1          Duties and Powers of the Trustee.

          (a)          Duties of the Trustee. The Trustee shall be a named fiduciary having the following duties:

                          (i)          Control, Manage, and Invest Assets. To control, manage, and invest trust assets;

                          (ii)          Administrator's Instructions. To carry out the instructions of the Administrator; and

                          (iii)          Records; Reports. To maintain records and to prepare and file reports required by law or Regulations, other than those for which the Administrator is responsible under the terms of this plan.

          (b)          Powers of the Trustee. The Trustee shall have the following powers:

                          (i)          Control Property. To hold, manage, improve, repair, and control all property, real or personal, forming part of the trust;

                          (ii)          Asset Investment. To invest trust assets subject to the limitations in this plan;

                          (iii)          Disposition of Asset. To sell, convey, transfer, exchange, partition, lease for any term (even extending beyond the duration of the trust), or otherwise dispose of a trust asset from time to time, in the manner, for the consideration, and upon the terms and conditions that the Trustee, in its discretion, determines;

                          (iv)          Agents, Advisers, and Counsel. To employ and to compensate from the trust agents, advisers, and legal counsel reasonably necessary in managing the trust and advising the Trustee as to its powers, duties, and liabilities;

                (v)          Claims. To prosecute, defend, settle, arbitrate, compromise, or abandon all claims and demands in favor of or against the trust, with or without the assistance of legal counsel;

                          (vi)          Vote Securities. To vote a corporation's stock or other securities, either in person or by proxy, for any purpose;

                          (vii)          Exercise Trust Rights. To exercise, refrain from the exercise of, or convey a conversion privilege or subscription right applicable to a trust asset;

                          (viii)          Collection. To demand, collect, and receive the principal, dividends, interest, income, and all other moneys or other property due upon trust assets;

                          (ix)          Change of Structure. To consent to, oppose, or take another action in connection with a bankruptcy, composition, arrangement, reorganization, consolidation, merger, liquidation, readjustment of the financial structure, or sale of assets of a corporation or other organization, the securities of which may constitute a portion of the trust;

                          (x)          Issue, Hold, or Register Securities. To cause securities or other property forming part of the trust to be issued, held, or registered in the individual name of the Trustee, in the name of its nominee or in such form that title will pass by delivery, provided that the records of the Trustee shall indicate the ownership of the property or security;

                          (xi)          Borrowing. To borrow money for the benefit of the trust without binding itself individually, and to secure the loan by pledge, mortgage, or creation of another security interest in the property;

                          (xii)          Distributions. To make distributions from the trust as directed by the Administrator;

                          (xiii)          Expenses. Unless paid by the Employer, to pay from the trust all reasonable fees, taxes, commissions, charges, premiums and other expenses, including expenses described in Section 8.5(n) and reasonable fees of the Trustee and any other custodian or Investment Manager, incurred in connection with the administration of this plan or trust;

                          (xiv)          Insure Assets. To insure trust assets through a policy or contract of insurance;

                          (xv)          Incorporate. To incorporate (or participate in an incorporation) under the laws of any state for the purpose of acquiring and holding title to any property that is part of the trust;

                    (xvi)          Depository. To keep on deposit with a custodian in the United States any part of the trust; and

                    (xvii)          Other Acts. To perform all other acts the Trustee deems necessary, suitable, or desirable for the control and management of the trust and discharge of its duties.

          (c)          Limitation on Duties and Powers of the Trustee. Unless properly delegated and assumed by agreement of the Trustee, the Trustee shall not be required to exercise a duty or power of the Employer, Administrator, or any other fiduciary under this instrument.

                   If an Investment Manager is appointed to manage and invest some or all of the trust assets, the Investment Manager shall have, and the Trustee shall not have, the specified duties and powers with respect to investment of trust assets subject to the Investment Manager's control. The Trustee shall have no obligation or power to exercise discretionary authority or control with respect to investment of the assets subject to management by the Investment Manager or to render advice regarding the investment of such assets, unless required by ERISA Section 405. The Trustee shall not be liable for the investment performance of the assets subject to management by the Investment Manager. The powers and duties of the Trustee with respect to such assets shall be limited to the following:

                    (i)          Custody and Protection. To act as custodian of the trust assets not transferred to the custody of the Investment Manager or another custodian, and to protect the assets in its custody from loss by theft, fire, or other cause;

                    (ii)          Acquisitions. To acquire additional assets for the trust in accordance with the direction of the Investment Manager;

                    (iii)          Dispositions. To sell or otherwise dispose of trust assets in accordance with the direction of the Investment Manager;

                    (iv)          Accountings. To account for and render accountings with respect to the trust (except for assets held by another custodian);

                    (v)          Authorized Actions. To take authorized actions for and on behalf of the trust in accordance with the direction of the Investment Manager; and

                    (vi)          Ministerial and Custodial Tasks. To perform other ministerial and custodial tasks in accordance with the direction of the Investment Manager.

          If trust assets are transferred to another custodian, that custodian shall have, and the Trustee shall not have, the foregoing duties and powers with respect to those assets.

10.2          Accounting.

          The Trustee shall maintain accurate and detailed records of all investments, receipts, disbursements, and other transactions for the trust. The records shall be available for inspection at all reasonable times by Persons designated by the Administrator.

          (a)          Report. As soon as administratively feasible after each Valuation Date and each other date agreed to by the Administrator and the Trustee, the Trustee shall prepare and furnish to the Administrator a statement of account containing the information required by ERISA Section 103(b)(3).

          (b)          Judicial Settlement. A dispute concerning the Trustee's records or statement of account may be settled by a suit for an accounting brought by a Person having an interest in the trust.

          The accounting and reporting responsibilities shall not apply with respect to assets held by another custodian except to the extent assumed by the Trustee at the direction of the Administrator.

10.3          Appointment, Resignation, and Removal of Trustee.

          The Trustee shall be at least one individual or eligible corporation with trust powers appointed in writing by the Administrator and authorized to act as Trustee by ERISA and the Code.

          (a)          Resignation. The Trustee may resign with at least 60 days' written notice to the Administrator, effective as of the date specified in the notice. The death or disability of an individual Trustee shall be an immediate resignation. Disability, for this purpose, shall be determined in writing by a court of competent jurisdiction or by two physicians licensed in the State of Michigan stating that a Trustee is suffering from a physical or mental disability to the extent that the Trustee is incapable of exercising judgment about or attending to financial and property transactions.

          (b)          Removal. The Administrator may remove the Trustee with at least 60 days' written notice to the Trustee, effective as of the date specified in the notice.

          (c)          Successor Trustee. At least 10 days before the effective date of the resignation or removal, the Administrator shall appoint a successor Trustee by written instrument delivered to the Trustee with the acceptance of the successor Trustee endorsed on the instrument.

          (d)          Effective Date of Resignation or Removal. The resignation or removal of the Trustee shall not be effective before the appointment is made and accepted by the successor Trustee. The parties, by agreement, may waive the time requirements.

          (e)          Procedure Upon Transfer. Upon the resignation or removal of the Trustee, the Trustee shall pay from the trust all accrued fees and expenses of the trust, including its own fees, and, as of the effective date of its resignation or removal, shall deliver a statement of account to the Administrator and the successor Trustee.

          (f)          Earlier Transfer. In order to facilitate the prompt transfer of fiduciary responsibility and trust assets to the successor Trustee, the Administrator and the Trustee may agree upon a procedure by which the Trustee shall deliver all trust assets (less a reasonable reserve for fees and expenses) to the successor Trustee as soon as administratively feasible after receipt of notice of appointment of the successor Trustee and acceptance of trust by the successor Trustee. The Administrator and the Trustee may agree to the transfer of trust assets to the successor Trustee pending preparation and approval of the final trust accountings.

          (g)          Final Transfer. As soon as administratively feasible, the Trustee shall deliver the remaining trust assets to the successor Trustee, together with records maintained by the Trustee.

          (h)          In Kind Transfer. The Trustee shall consult with the Administrator concerning the liquidation of trust assets to be transferred for the purpose of determining the feasibility of the transfer of certain trust assets in kind before implementing the liquidation.

          (i)          Limitation on Liability of Successor. The successor Trustee shall not be liable for the acts or omissions of any prior Trustee.

10.4          Trustee Action.

          Actions taken by a Trustee shall be by written instrument executed by the Trustee. Actions of a corporate Trustee shall be either by a resolution of its board of directors or by a written instrument executed by one of its authorized officers.

10.5          Exculpation of Nonfiduciary.

          A transfer agent, brokerage, clearing house, insurance company, or any other Person that is not a fiduciary with respect to this plan and who has paid money or delivered property to the Trustee shall not be responsible for its application or for determining the propriety of the actions of the Trustee concerning the money or other property.

10.6          Co-Trustees.

          If there shall be more than one Trustee, the provisions relating to the Trustee shall apply to the Trustees both collectively and individually. They shall jointly manage and control the assets of the trust fund and shall be jointly and severally liable for the management and control of trust assets, except where responsibilities, obligations, or duties are allocated among them by the written agreement of all Trustees and the Administrator, or by the provisions of this plan. Subject to ERISA Section 405(a), the allocation of duties shall relieve a Co-Trustee to whom enumerated responsibilities, obligations, or duties have not been allocated, of liability, individually or as a Co-Trustee, for a loss to the trust arising from the acts or omissions on the part of another Co-Trustee to whom the enumerated responsibilities, obligations, or duties have been expressly allocated.

10.7          Multiple Trusts.

          (a)          Establishment of Additional Trusts. The Employer may determine that more than one trust shall be established for the purpose of managing and investing the assets of this plan and may establish an additional trust or trusts from time to time for that purpose. In that event, the trust and investment provisions of this plan shall constitute the separate trust agreement applicable to each trust.

          (b)          One Fund. All trusts created under this provision shall constitute one fund for purposes of this plan and for purposes of meeting the requirements of the Code and Regulations. Nevertheless, each trust shall be a separate and distinct agreement between the Administrator and the Trustee appointed by the Administrator to administer the trust.

          (c)          Separate Trust Agreement. The Administrator shall have the power to establish a separate trust through a separate trust agreement. The separate trust agreement may expand or restrict the rights, powers, and duties of the Trustee and may modify the other trust provisions applicable to the trust. The separate trust agreement shall be consistent with all other provisions of this plan and shall not alter any other provision of this plan unless a corresponding and consistent amendment to this plan is adopted.

         (d)          Contributions; Transfer of Funds; Termination. The Administrator, in its sole discretion, shall determine from time to time the portion of the trust assets to be maintained under each separate trust established pursuant to this provision and the portion of each contribution to be delivered to and maintained under each trust. In addition, the Administrator shall have the power to direct the Trustee or Trustees of a trust to transfer all or part of the assets of such trust to another trust or trusts. The Administrator shall have the authority to merge a trust into another trust maintained under this plan for the purpose of reducing the number of trusts in existence pursuant to this plan, and shall have the power to terminate any separate trust established under this section without causing termination or partial termination of this plan.

          (e)          Named Fiduciaries; Allocation of Duties and Responsibilities. If separate trusts are established, the Trustee of each trust shall be a named fiduciary only with respect to the assets of that trust. During any period when two or more trusts exist, the Administrator shall have the power and authority to allocate duties and responsibilities between and among the Trustees of each of the trusts. Subject to ERISA Section 405(a), the allocation of duties and responsibilities exclusively to a Trustee shall relieve any Trustee to whom the responsibilities, obligations, or duties have not been allocated from liability for loss arising from the acts or omissions of the Trustee to whom the responsibilities, obligations, or duties were allocated.

ARTICLE 11

Amendment, Mergers, Successor Employer

11.1          Amendment.

          The Employer may amend this plan and trust. An amendment may be retroactive or prospective, in the sole discretion of the Employer, except where prohibited by ERISA or the Code. An amendment may be made without the consent of any other Person, except that an amendment shall not:

          (a)          Exclude Participant. Exclude an Employee who previously became a Participant;

          (b)          Reduce Participant's Account. Decrease the amount credited to a Participant's account;

          (c)          Reduce Vested Percentage. Reduce a Participant's vested percentage, as of the later of the date of adoption of the amendment or the effective date of the amendment;

          (d)          Vesting Schedule. Modify the vesting schedule for a Participant who was a Participant on the later of the effective date or the date of adoption of the amendment, except to increase the Participant's vested percentage;

          (e)          Elimination of Protected Benefits. Eliminate any early retirement benefits and retirement-type subsidy under Code Section 411(d)(6)(B)(i) or any optional forms of distribution with respect to benefits attributable to service earned before the amendment except as may be permitted under Code Sections 401(a)(4) and 411; and

          (f)          Alter Trustee's Duties. Alter the duties, responsibilities, or liabilities of the Trustee without the consent of the Trustee.

11.2          Merger of Plans.

                   This plan may be merged or consolidated, or its assets and liabilities may be transferred, in whole or in part, to another qualified retirement plan if:

                   (a)          Preservation of Account Balance. Each Participant's account balance would be equal to or greater than the account balance the Participant would have been entitled to receive if this plan had terminated immediately before the merger, consolidation, or transfer.

                   (b)          Authorization. The Employer and any new or successor employer authorize the merger, consolidation, or transfer.

11.3          Successor Employer.

          If an Employer is dissolved, merged, consolidated, restructured, or reorganized, or if the assets of the Employer are transferred, this plan and trust may be continued by the successor, and in that event, the successor will be substituted for the Employer.

ARTICLE 12

Termination

12.1          Right to Terminate or Discontinue Contributions.

          The Employer reserves the right to revoke this instrument and terminate this plan and trust, or to cease or suspend further contributions.

12.2          Automatic Termination.

          This plan shall automatically terminate, or partially terminate when applicable, and contributions to the trust shall cease upon the Employer's legal dissolution, or upon its adjudication as bankrupt or insolvent, or upon a general assignment by the Employer for the benefit of creditors, or upon the appointment of a receiver for its assets, or when required by ERISA or the Code.

12.3          Discontinuance of Contributions.

          If the Employer determines that it is no longer possible or desirable to make Employer Contributions to the trust, it may, without terminating this plan, take appropriate action to permanently discontinue further Employer Contributions. Upon discontinuance of Employer Contributions, the accounts of all affected Participants shall be nonforfeitable. This plan and trust will remain in force, and the Administrator and the Trustee will continue to administer this plan and trust under its provisions except for Employer Contributions.

12.4          Effect of Termination or Partial Termination.

          (a)          Nonforfeitability. Upon termination or partial termination of this plan, accounts of affected Participants shall be nonforfeitable.

          (b)          Distribution. The Administrator shall direct the Trustee to make distributions to affected Participants under Article 7.

12.5          No Reversion of Assets.

          The Employer shall not receive an amount from the trust upon termination, partial termination, or discontinuance of contributions.

ARTICLE 13

General Provisions

13.1          Spendthrift Provision.

          An interest in the trust shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance, or charge, whether voluntary or involuntary, by a Participant or Beneficiary except under a QDRO or as permitted in subsection (a).

          (a)          Not security. An interest shall not provide collateral or security for a debt of a Participant or Beneficiary or be subject to garnishment, execution, assignment, levy, or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise, except for a claim the Trustee may have against the same as security for a Participant loan or under a voluntary revocable assignment permitted by Regulation 1.401(a)-13.

          (b)          Attempts Void. An attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, shall be void. The trust shall not be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of a Person entitled to benefits. The benefits and trust assets under this plan shall not be considered an asset of a Participant or Beneficiary in the event of insolvency or bankruptcy.

13.2          Effect Upon Employment Relationship.

          The adoption of this plan shall not create a contract of employment between the Employer and an Employee, confer upon an Employee a legal right to continuation of employment, limit or qualify the right of the Employer to discharge or retire an Employee at will, or affect the right of the Employee to remain in service after the Normal Retirement Date.

13.3          No Interest in Employer Assets.

          Nothing in this plan and trust shall be construed to give an Employee, Participant, or Beneficiary an interest in the assets or the business affairs of the Employer, or the right to examine the books and records of the Employer. A Participant's rights are solely those granted by this instrument.

13.4          Construction.

          The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms have the meaning specified in this plan. If a term is not defined, the term shall have the general, accepted meaning of the term.

          Any period of time described in this plan shall consist of consecutive days, months, or years, as appropriate.

13.5          Severability.

          If any provision of this plan is invalid, unenforceable, or disqualified under the Code, ERISA, or Regulations, for any period of time, the affected provisions shall be ineffective but the remaining provisions shall be unaffected.

13.6          Governing Law.

          This plan and trust shall be interpreted, administered, and managed in compliance with the Code, ERISA, and Regulations. To the extent not preempted by federal law, this plan and trust shall be interpreted, administered, and managed in compliance with the laws of the State of Michigan.

13.7          Nondiversion.

          The trust is established and shall be administered for the exclusive benefit of Participants and their beneficiaries.

ARTICLE 14

Top-Heavy Plan Provisions

14.1          Top-Heavy/Super Top-Heavy Determination.

If this plan is or becomes a Top-Heavy Plan or a Super Top-Heavy Plan in a Plan Year, the provisions of this article shall supersede all conflicting plan provisions.

          (a)          Top-Heavy Plan. "Top-Heavy Plan" means this plan for a Plan Year if:

                    (i)          Not Required or Permissive Aggregation Group. This plan is not part of a Required Aggregation Group or a Permissive Aggregation Group, and the Top-Heavy Ratio exceeds 60%;

                    (ii)          Required Aggregation Group. This plan is part of a Required Aggregation Group (but not part of a Permissive Aggregation Group), and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or

                    (iii)          Permissive Aggregation Group. This plan is part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

          (b)          Super Top-Heavy Plan. "Super Top-Heavy Plan" means this plan for a Plan Year if the Top-Heavy Ratio for the plans or groups (set forth in (a) above) exceeds 90%.

          (c)          Calculation. The calculation of the Top-Heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and Regulations.

                    (i)          Disregard Certain Employees. In calculating the Top-Heavy Ratio, the account balance or accrued benefit of a Participant who was a Key Employee in a prior year but is no longer a Key Employee or has not performed services for an Employer maintaining this plan at any time during the five-year period ending on the Determination Date(s) will be disregarded.

                    (ii)          Ownership. Ownership shall be determined under Code Section 318 as modified by Code Section 416(i)(1)(B)(iii) without regard to the aggregation rules under Code Section 414.

                    (iii)          Rollovers and Transfers. A distribution rolled over or an amount transferred from this plan to another qualified retirement plan of the Employer or a Related Employer shall not be included in the Present Value of Accrued Benefits under this plan. A distribution rolled over or an amount transferred from another qualified retirement plan of the Employer or a Related Employer to this plan shall be included in the Present Value of Accrued Benefits under this plan. If a rollover or transfer to a qualified retirement plan of an unrelated employer was initiated by the former Participant, it shall be deemed a distribution from this plan. If a rollover or transfer from a qualified retirement plan of an unrelated employer to this plan for a Participant was initiated by the Participant, it shall not be included in the Present Value of Accrued Benefits under this plan.

14.2          Top-Heavy Definitions.

          For purposes of this article, the following terms have the stated meanings:

          (a)          Too-Heavy Ratio. "Top-Heavy Ratio" means the ratio, as of this plan's Determination Date, calculated by dividing the aggregate Present Value of Accrued Benefits of all Key Employees of each plan in the Required Aggregation Group (and each other plan in the Permissive Aggregation Group, if necessary or desirable) by the aggregate Present Value of Accrued Benefits of all Participants under all plans in the Required (or Permissive) Aggregation Group.

          (b)          Present Value of Accrued Benefits.

                    (i)          This Plan. "Present Value of Accrued Benefits" under this plan means the account balances of all Participants and Beneficiaries determined as of the Determination Date, including forfeitures reallocated as of such Determination Date. The Present Value of Accrued Benefits includes the amount of a distribution made from this plan during the Plan Year that includes the Determination Date and any of the four preceding Plan Years.

                    (ii)          Other Plans. The Present Value of Accrued Benefits shall be determined with respect to, and pursuant to the provisions of, all qualified retirement plans (including a simplified employee pension plan) in the aggregation group.

                    (iii)          Unpaid Contribution. A contribution not paid as of a Determination Date for any plan in the aggregation group shall be included in the determination of the Present Value of Accrued Benefits as required in Code Section 416 and Regulations.

          (c)          Required Aggregation Group. "Required Aggregation Group" means all qualified retirement plans, including terminated plans, of the Employer and each Related Employer in which at least one Key Employee participates, or participated at any time during the five-year period ending on the Determination Date, plus all other qualified retirement plans of the Employer and each Related Employer, that enable one or more of the plans covering at least one Key Employee to meet the requirements of Code Sections 401(a)(4) or 410.

          (d)          Permissive Aggregation Group. "Permissive Aggregation Group" means all qualified retirement plans, including terminated plans, if any, of the Employer and each Related Employer that are part of a Required Aggregation Group that includes this plan, plus any other qualified retirement plan (designated by the Employer) of the Employer and each Related Employer that is not part of the Required Aggregation Group but that, when considered part of the Permissive Aggregation Group, does not prevent the group from meeting the requirements of Code Sections 401 (a)(4) and 410.

          (e)          Determination Date. "Determination Date" means the last day of the preceding Plan Year.

                    (i)          Present Value of Accrued Benefits. The Present Value of Accrued Benefits are determined as of the most recent Top-Heavy Valuation Date within the 12-month period ending on the Determination Date.

                    (ii)          Multiple Plans. When aggregating plans, the Present Value of Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

          (f)          Key Employee. "Key Employee" means an Employee or former Employee (including any deceased Employee or the Beneficiary of any deceased Employee) who, under Code Section 416(i), is or was, during the current Plan Year or any of the four Plan Years immediately preceding the current Plan Year, one of the following:

                    (i)          Officer. An officer (determined under Section 2.4) of an Employer or Related Employer if the officer's HCE Compensation exceeds 50% of the defined benefit dollar limit under Code Section 415(b)(1)(a) (as adjusted under Code Section 415(d)) for the Plan Year;

                    (ii)          Top 10 Owners. One of the 10 Employees owning the largest interests, exceeding 1/2%, in an Employer or Related Employer if the Employee's HCE Compensation exceeds $30,000 (or the Defined Contribution Dollar Limit, if greater);

                    (iii)          5% Owner. A 5% Owner: or

                    (iv)          1% Owner; $150,000 Compensation. A 1% owner, determined under the definition of 5% Owner but replacing "5%" with "1%," whose HCE Compensation exceeds $150,000.

                    Ownership under (ii) above, as well as under (iii) and (iv) pursuant to the definition of 5% Owner, shall be determined separately for each Employer and Related Employer. Compensation for (i), (ii), and (iv) above for a Plan Year includes HCE Compensation from the Employer and all Related Employers.

          (g)          Top-Heavy Valuation Date. "Top-Heavy Valuation Date" means, for a defined contribution plan (including a simplified employee pension plan), the date for revaluation of the assets to market value coinciding with, or occurring most recently within the 12-month period ending on, the Determination Date. For a defined benefit plan, the term means the most recent date used for computing the plan costs for minimum funding purposes (whether or not an actuarial valuation is performed during that Plan Year) occurring within the 12-month period ending on the Determination Date.

14.3          Minimum Allocation.

          For each Plan Year in which this plan is or becomes a Top-Heavy Plan, the Employer Contributions (other than Elective Contributions and Qualified Matching Contributions) and forfeitures allocated to the account of each Participant who is not a Key Employee and who is employed on the last day of the Plan Year shall be not less than the lesser of 4% of the Participant's HCE Compensation, or the largest percentage of HCE Compensation allocated to any Key Employee from all Employer Contributions (including Elective Contributions). A Participant who is not a Key Employee and whose employment terminates during the Plan Year on or after the Participant's Normal Retirement Date or due to death or Total Disability shall be eligible for this minimum allocation. If necessary, the Employer shall make an additional contribution to provide this minimum allocation.

14.4          Vesting Schedule.

          The vesting schedule for each Participant who has an Hour of Service during a Plan Year in which this plan is or becomes a Top-Heavy Plan shall be replaced with the following schedule:

Years of Vesting Service	Vested Percentage

Less than 2 years	-0-
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years or more	100%

          (a)          Cessation. If this plan ceases to be a Top-Heavy Plan, vested percentages shall continue to be determined under this schedule.

          (b)          Vesting Schedule Change. Any change in the vesting schedule due to this plan becoming, or ceasing to be, a Top-Heavy Plan shall be treated as an amendment to this plan, and all rules applying to the amendment of a vesting schedule shall apply.

14.5          Plan Modifications.

          If the Administrator determines the plan to be a Super Top-Heavy Plan for a Plan Year or the words "125% of" are deleted from each place they appear in the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, the minimum allocation percentage under Section 14.3 shall be decreased from, 4% of HCE Compensation to 3%.

          The Employer has executed this instrument this 29th day of June, 1995, and pursuant to Section 10.7 has appointed Comerica Bank as Trustee of the non-ESOP portion of the Plan and appointed Paul R. Sylvester as a separate Trustee of the ESOP portion of the Plan.

MANATRON, INC.

By	/s/

	Its	President

Employer

          Paul R. Sylvester (the "Trustee") accepts the duties, powers and responsibilities of the Trustee as described in Articles 9 and 10 of the Manatron, Inc. Employee Stock Ownership and Salary Deferral Plan with respect to the ESOP portion of the Plan, and shall administer the assets delivered to him under a separate trust in accordance with Section 10.7 of this plan, effective as of the lst day of January, 1995.

Dated: June 29, 1995.	/s/ Paul R. Sylvester Paul R. Sylvester

Trustee

          Comerica Bank ("Trustee") accepts the duties, powers and responsibilities of the Trustee as described in Articles 9 and 10 of the Manatron, Inc. Employee Stock Ownership and Salary Deferral Plan with respect to the non-ESOP portion of the Plan, and shall administer the assets delivered to it under a separate trust in accordance with Section 10.7 of this plan, effective as of the 1st day of January, 1995.

Dated: July 5, 1995.	COMERICA BANK

	By	/s/ Alan J. Feinauer

		Its	Trust Officer

Trustee

SCHEDULE A

          (a)          Original Plan. Manatron, Inc. originally adopted the Manatron, Inc. Profit-sharing and Salary Deferral Plan on April 26, 1990, effective May 1, 1989.

          (b)          First Amendment and Restatement. The original plan was amended and restated on September 11, 1990, effective May 1, 1989. The plan was amended an October 23, 1992, effective October 1, 1992.

          (c)          Second Amendment and Restatement. ATEK Information Services, Inc. originally adopted the ATEK Information Services, Inc. Retirement Savings Plan on December 18, 1991, effective January 1, 1992. ATEK Information Services, Inc. was acquired by Manatron, Inc. on July 28, 1993. The ATEK Information Services, Inc. Retirement Savings Plan was merged into the Manatron, Inc. Profit-Sharing and Salary Deferral Plan effective January 1, 1995. In connection with the merger, the Manatron, Inc. Profit-Sharing and Salary Deferral Plan was amended and restated on March 21, 1995, effective January 1, 1995.

          (d)          Third Amendment and Restatement. The plan was amended and restated to become an employee stock ownership plan effective January 1, 1995. The name of the plan was changed to the Manatron, Inc. Employee Stock Ownership and Salary Deferral Plan. Comerica Bank was appointed Trustee of the non-ESOP portion of the Plan and Paul R. Sylvester was appointed a separate Trustee of the ESOP portion of the Plan.